PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 28, 1998)

                                  $261,648,739
OCWEN                   OCWEN MORTGAGE LOAN ASSET BACKED
[LOGO]                   CERTIFICATES, SERIES 1998-OFS3

                 $226,326,000   CLASS A      VARIABLE PASS-THROUGH RATE
                 $ 16,353,000   CLASS M-1    VARIABLE PASS-THROUGH RATE
                 $ 10,465,000   CLASS M-2    VARIABLE PASS-THROUGH RATE
                 $  8,504,739   CLASS B      VARIABLE PASS-THROUGH RATE

 Distributions payable on the 25th day of each month, commencing in October 1998

                        FINANCIAL ASSET SECURITIES CORP.
                                    Depositor

                            -------------------------

                                   LMAC, INC.
                                     Seller

                            -------------------------

                         OCWEN FINANCIAL SERVICES, INC.
                                 Master Servicer

                            -------------------------

     The Ocwen Mortgage Loan Asset Backed Certificates, Series 1998-OFS3 (collectively, the "Certificates") consist of (i) the Class A Certificates (the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Subordinate Certificates" and, together with the Senior Certificates and the Mezzanine Certificates, the "Offered Certificates"), (iv) the Class OC Certificates and (v) the Class R Certificates (the "Residual Certificates"). Only the Offered Certificates are offered hereby.

     Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in October 1998 (each, a "Distribution Date"). As described more fully herein, interest payable with respect to each Distribution Date will accrue on the Offered Certificates during the period commencing on the immediately preceding Distribution Date (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. Interest will be calculated on the basis of a 360-day year and the actual number of days in the applicable Accrual Period, will be based on the then outstanding Certificate Principle Balance of the related Class and the then applicable Pass-Through Rate thereon.
                                                  (cover continued on next page)

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-9 HEREIN AND IN THE PROSPECTUS BEGINNING ON PAGE 14.

                             -----------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, SELLER, MASTER SERVICER, TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE MORTGAGE LOANS NOR THE CERTIFICATES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          ----------------------------

     The Offered Certificates are being offered by Greenwich Capital Markets, Inc. (the "Underwriter") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor with respect to the Offered Certificates are expected to be approximately $260,994,617, before deducting issuance expenses payable by the Depositor, estimated to be $455,000.

     The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about September 29, 1998 (the "Closing Date").

                          ----------------------------

                                [GREENWICH LOGO]
 September 28, 1998
                                                                              ii
     THE YIELDS TO MATURITY OF THE OFFERED CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT ANY SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL ALSO BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY
OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE
ANTICIPATED YIELD. SEE "RISK FACTORS--YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of conventional, one- to four-family, first lien mortgage loans having original terms to maturity ranging from 10 years to 30 years (the "Mortgage Loans"). The Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the "Originator"), a subsidiary of Ocwen Financial Corporation, in the ordinary course of its business. LMAC, Inc. (the "Seller"), a wholly-owned finance subsidiary of Ocwen Financial Services, Inc., will acquire the Mortgage Loans from the Originator in a transaction contemporaneous with the transfer of the Mortgage Loans from the Seller to the Depositor. The Depositor will acquire the Mortgage Loans from the Seller pursuant to a Mortgage Loan Purchase Agreement, dated as of September 1, 1998 (the "Purchase Agreement"), between the Depositor and the Seller. The Trust Fund will be created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Ocwen Financial Services, Inc., as Master Servicer, LMAC, Inc., as Seller, and Norwest Bank Minnesota, National Association, as Trustee. The Mortgage Pool consists of fixed-rate Mortgage Loans ("Fixed Rate Mortgage Loans") having an aggregate principal balance as of September 1, 1998 (the "Cut-off Date"), after application of scheduled payments due on or prior to the Cut-off Date, whether or not received, of approximately $70,414,758.90 and adjustable-rate Mortgage Loans ("Adjustable Rate Mortgage Loans") having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $191,234,079.71 in each case subject to a permitted variance as described herein under "The Mortgage Pool." Each Adjustable Rate Mortgage Loan provides for semiannual adjustment to the Loan Rate thereon based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described herein; provided that in the case of 0.34% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year following origination, in the case of 84.60% of the Adjustable Rate Mortgage Loans, two years following origination, in the case of 0.28% of the Adjustable Rate Mortgage Loans, three years following origination, and in the case of 0.80% of the Adjustable Rate Mortgage Loans, five years following origination, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date.

     The interests of the owners of the Offered Certificates will initially be represented by book-entries on the records of The Depository Trust Company (the "Depository"), Cedel Bank, societe anonyme, and the Euroclear System and participating members thereof. No person acquiring a beneficial interest in such a Certificate will be entitled to receive a physical certificate representing such Certificate, except in the limited circumstances described herein.
See "Description of the Certificates--Book-Entry Certificates" herein.

     For federal income tax purposes, the Trust Fund will include multiple segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" (a "REMIC"). As described more fully herein and in the Prospectus, the Offered Certificates and the Class OC Certificates, which are not offered hereby, will constitute beneficial ownership of the "regular interests" in the Master REMIC. The Class R
Certificates will constitute the beneficial ownership of the "residual interests" in the Master REMIC and each Subsidiary REMIC. See "Certain Material Federal Income Tax Consequences" herein and "Certain Material Federal Income Tax Considerations" in the Prospectus.

     The Underwriter intends to make a secondary market in the Offered Certificates but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated September 28, 1998 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Offered Certificates.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made to John P. Graham, Vice President, Financial Asset Securities Corp., in writing, at 600 Steamboat Road, Greenwich, Connecticut 06830.

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Trust Fund...............     Ocwen  Mortgage Loan Trust  1998-OFS3  (the "Trust
                              Fund")  will be formed  pursuant  to a pooling and
                              servicing  agreement  (the  "Pooling and Servicing
                              Agreement")  to be dated as of  September  1, 1998
                              (the  "Cut-off  Date")  among   Financial   Assets
                              Securities Corp., as depositor (the  "Depositor"),
                              Ocwen Financial Services, Inc., as master servicer
                              (the "Master Servicer"), Ocwen Federal Bank FSB, as special servicer (the "Special Servicer"), LMAC, Inc., as seller (the "Seller"), and Norwest
                              Bank Minnesota,  National Association,  as trustee
                              (the "Trustee"). The property of the Trust Fund will include: a pool of closed-end fixed and adjustable rate mortgage loans (the "Mortgage
                              Loans"), secured primarily by first deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the
                              "Mortgaged Properties"); payments in respect of the Mortgage Loans due after the Cut-off Date;
                              property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an assignment of the Depositor's rights under the Purchase Agreement; rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully herein.

                              The Trust property initially will include the scheduled principal balance of each Mortgage Loan as of the Cut-off Date after the application of scheduled payments due on or prior to the Cut-off Date, whether or not received. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Cut-off Date Principal Balance" with respect to each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date after the application of scheduled payments due on or prior to the Cut-off Date, whether or not received. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan (as defined herein)) on any day is equal to its Cut-off Date Principal Balance minus all collections or advances in respect of delinquent scheduled payments applied in reduction of the Cut-off Date Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan after the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan shall be zero.

Title of Certificates....     Ocwen  Mortgage  Loan Asset  Backed  Certificates,
                              Series 1998-OFS3 (the "Certificates"),  consisting
                              of (i)  the  Class  A  Certificates  (the  "Senior
                              Certificates"),  (ii) the  Class M-1 and Class M-2
                              Certificates    (collectively,    the   "Mezzanine
                              Certificates"),  (iii)  the  Class B  Certificates
                              (the "Subordinate Certificates" and, together with
                              the   Senior   Certificates   and  the   Mezzanine
                              Certificates, the "Offered Certificates"), (iv) the Class OC Certificates and (v) the Class R
                              Certificates  (the "Residual  Certificates").  The
                              Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates are collectively referred to herein as the "Offered Certificates."
                              Only the Offered Certificates are offered hereby.

                              The aggregate original principal balance of each Class of Offered Certificates (each such balance, an "Original Certificate Principal Balance" and, as such balance is reduced from time to time, the "Certificate Principal Balance") is set forth on the cover page hereof. The Class R Certificates will have an Original Certificate Principal Balance of $100 and will accrue interest thereon at the Pass-Through Rate applicable to the Class A Certificates.

The Depositor............     Financial    Asset     Securities    Corp.    (the
                              "Depositor"),    a   Delaware   corporation.   The
                              Depositor is an indirect  limited  purpose finance
                              subsidiary of National Westminster Bank plc and an
                              affiliate of the Underwriter.  See "The Depositor"
                              in the  Prospectus  and  "Method of  Distribution"
                              herein.   None   of   the   Depositor,    National
                              Westminster Bank plc or any of their respective affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Certificates.

Seller...................     LMAC, Inc. (the "Seller"), a wholly-owned, limited
                              purpose  finance  subsidiary  of  Ocwen  Financial
                              Services, Inc. Ocwen Financial Services, Inc. is a
                              subsidiary of Ocwen Financial  Corporation.  As of
                              the   date   hereof,    the   Seller's   corporate
                              headquarters  are located at 1675 Palm Beach Lakes
                              Boulevard, West Palm Beach, Florida 33401 and its telephone number is (561) 682-8000.

Master Servicer..........     Ocwen  Financial   Services,   Inc.  (the  "Master
                              Servicer"), a Florida corporation and a subsidiary
                              of  Ocwen  Financial  Corporation.  As of the date
                              hereof    the    Master    Servicer's    corporate
                              headquarters  are located at 1675 Palm Beach Lakes
                              Boulevard, West Palm Beach, Florida 33401 and its telephone number is (561) 682-8000. See "The
                              Master Servicer" herein.

Subservicer and
  Special Servicer.......     Ocwen  Federal  Bank FSB,  a  federally  chartered
                              savings bank. The Subservicer and Special Servicer is an affiliate of the Seller. See "Ocwen Federal
                              Bank FSB" herein.

Trustee..................     Norwest Bank Minnesota,  National  Association,  a
                              national banking association,  will act as trustee
                              (the "Trustee").

Cut-off Date.............     September 1, 1998.

Closing Date.............     On or about September 29, 1998.

The Mortgage Loans.......     The Mortgage Loans have original terms to maturity
                              ranging  from 10 years to 30 years.  The  Mortgage
                              Pool  consists of fixed-rate  Mortgage  Loans (the
                              "Fixed Rate Mortgage  Loans") and  adjustable-rate
                              Mortgage  Loans  (the  "Adjustable  Rate  Mortgage
                              Loans").  Approximately  773 of the Mortgage Loans
                              are Fixed Rate Mortgage  Loans having an aggregate
                              principal  balance as of the Cut-off  Date,  after
                              application of scheduled  payments due on or prior
                              to the Cut-off  Date whether or not  received,  of
                              approximately  $70,414,758.90.  As of the  Cut-off
                              Date,  approximately  $8,574,161.43  of the  Fixed
                              Rate  Mortgage  Loans,  comprising   approximately
                              12.18% by aggregate principal balance of the Fixed
                              Rate Mortgage  Loans as of the Cut-off  Date,  are
                              Balloon Loans (as defined herein).  The Fixed Rate
                              Mortgage Loans have annualized rates at which such
                              Mortgage  Loans bear interest  ("Loan Rates") that
                              are  fixed  and  range  from  6.375%  per annum to
                              18.050%  per annum  with a weighted  average  Loan
                              Rate  as of  the  Cut-off  Date  of  approximately
                              10.019%  per annum.  As of the Cut-off  Date,  the
                              Fixed  Rate  Mortgage  Loans  will have a weighted
                              average    remaining    term   to    maturity   of
                              approximately 318 months. Approximately 0.44% of the Mortgage Loans are secured by Mortgages in a second lien position, all of which are Fixed Rate
                              Mortgage Loans.

                              Approximately 1,432 of the Mortgage Loans are Adjustable Rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $191,234,079.71. Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Loan Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that in the case of 0.34% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year following origination, in the case of 84.60% of the Adjustable Rate Mortgage Loans, two years following origination, in the case of 0.28% of the Adjustable Rate Mortgage Loans, three years following origination, and in the case of 0.80% of the Adjustable Rate Mortgage Loans, five years following origination, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date (each such Mortgage Loan described in the preceding proviso, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), subject to periodic and lifetime limitations as described herein. See "The Mortgage Pool" herein. None of the Adjustable Rate Mortgage Loans permit the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate. As of the Cut-off Date, the Adjustable Rate Mortgage Loans have Loan Rates ranging from 6.875% per annum to 15.500% per annum, a weighted average Loan Rate of approximately 10.524% per annum, a weighted average next Adjustment Date in April, 2000, Gross Margins ranging from 4.25% to 11.10% and a weighted average Gross Margin of approximately 5.73%. As of the Cut-off Date, the Adjustable Rate Mortgage Loans will have a weighted average remaining term to maturity of approximately 357 months. For additional information relating to the Mortgage Loans, see "The Mortgage Pool" herein.

The Index................     As of any Adjustment Date, the Index applicable to
                              the   determination  of  the  Loan  Rate  on  each
                              Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month
                              United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available (i) as of the first business day 45 days prior to such Adjustment
                              Date, (ii) as of the first business day of the month preceding the month of such Adjustment Date or (iii) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.
                              See "The Mortgage Pool--The Index" herein.

Description of Certificates

  A. Form and Registration
       of Certificates...     The  Certificates  will  initially  be  issued  in
                              book-entry  form.  Persons  acquiring   beneficial
                              ownership    interests    in   the    Certificates
                              ("Certificate  Owners")  may  elect to hold  their
                              Certificate interests through The Depository Trust
                              Company  ("DTC")  in the United  States,  or Cedel
                              Bank, societe anonyme,  ("Cedel") or the Euroclear
                              System  ("Euroclear") in Europe.  Transfers within
                              DTC, Cedel or Euroclear,  as the case may be, will
                              be  in   accordance   with  the  usual  rules  and
                              operating  procedures of the relevant  system.  So
                              long   as   the    Certificates   are   Book-Entry
                              Certificates    (as    defined    herein),    such
                              Certificates  will  be  evidenced  by one or  more
                              Certificates  registered in the name of Cede & Co.
                              ("Cede"),  as  the  nominee  of  DTC or one of the
                              relevant depositaries (collectively, the "European
                              Depositaries").   Cross-market  transfers  between
                              persons  holding  directly or  indirectly  through
                              DTC, on the one hand, and  counterparties  holding
                              directly or indirectly through Cedel or Euroclear,
                              on the  other,  will be  effected  in DTC  through
                              Citibank N.A.  ("Citibank") or The Chase Manhattan
                              Bank ("Chase"), the relevant depositaries of Cedel
                              or   Euroclear,    respectively,    and   each   a
                              participating  member  of  DTC.  The  Certificates
                              initially  will be registered in the name of Cede.
                              The  interests of the  Certificateholders  will be
                              represented  by book entries on the records of DTC
                              and participating  members thereof. No Certificate
                              Owner will be  entitled  to  receive a  definitive
                              certificate  representing such person's  interest,
                              except in the event that  Definitive  Certificates
                              (as defined  herein) are issued  under the limited
                              circumstances  described under "Description of the
                              Certificates--Book-Entry Certificates" herein. All
                              references  in this  Prospectus  Supplement to any
                              Certificates reflect the rights of the Certificate
                              Owners  only  as  such  rights  may  be  exercised
                              through  DTC and its  participating  organizations
                              for so long as such  Certificates are held by DTC.
                              See  "Risk  Factors--Book   Entry   Certificates",
                              herein and "Annex I" hereto  and  "Description  of
                              the    Securities--Book-Entry    Registration   of
                              Securities" in the Prospectus.

  B.  Priority of
        Distributions....     Distributions   on  the   Certificates   on   each
                              Distribution  Date will be based on the  Available
                              Funds and will be made in the  following  order of
                              priority (subject to the prior payment of interest
                              and  principal   distributions   to  the  Class  R
                              Certificates on the first Distribution  Date): (i)
                              to interest on each Class of Offered  Certificates
                              in the  priority  and  subject to the  limitations
                              described     under     "Description     of    the
                              Certificates--Allocation   of   Available   Funds"
                              herein;  (ii) to current  principal of the Classes
                              of   Certificates   then   entitled   to   receive
                              distributions  of  principal,  in  the  order  and
                              subject to the  priorities  set forth herein under
                              "Description  of the  Certificates--Allocation  of
                              Available  Funds,"  in each  case in an  aggregate
                              amount up to the maximum amount of principal to be
                              distributed  on such Classes on such  Distribution
                              Date;   (iii)  to  principal  of  the  Classes  of
                              Certificates     then    entitled    to    receive
                              distributions  of  principal  in order to maintain
                              the   Overcollateralization   Target   Amount  (as
                              defined  herein);  (iv) to unpaid interest and the
                              Loss  Reimbursement  Entitlements in the order and
                              subject to the priorities  described  herein under
                              "Description  of the  Certificates--Allocation  of
                              Available Funds," (v) to the Class OC Certificates
                              for deposit  into the Excess  Reserve Fund Account
                              first to cover any Basis Risk Shortfall Amount and
                              then to cover any  Required  Reserve  Amount,  and
                              then to be released to the Class OC  Certificates,
                              in each case, subject to the limitations set forth
                              herein     under      "Description      of     the
                              Certificates--Allocation  of Available  Funds" and
                              (vi)  any   remaining   amounts  to  the  Class  R
                              Certificates.

  C.  Distributions......     Distributions on the Offered  Certificates will be
                              made on the 25th day of each month or, if such day
                              is not a Business  Day, on the first  Business Day
                              thereafter,  commencing  in October 1998 (each,  a
                              "Distribution   Date").   Distributions   on  each
                              Distribution  Date will be made to  holders of the
                              Certificates  of  record  as of the  Business  Day
                              immediately preceding the Distribution Date (each,
                              a   "Record   Date"),   except   that  the   final
                              distribution on an Offered Certificate will be made only upon presentation and surrender of such Offered Certificate at the corporate trust office of the Trustee. Distributions on the Mortgage
                              Loans will be applied to the payment of principal and interest on the Certificates in accordance with the priorities described below.

                              1.  Interest.......   On each  Distribution  Date,
                                                    to  the  extent   funds  are
                                                    available   therefor,    the
                                                    holders  of  each  Class  of
                                                    Offered Certificates will be
                                                    entitled to receive interest
                                                    in an  amount  equal  to the
                                                    sum of (i) interest  accrued
                                                    during the  related  Accrual
                                                    Period (as  defined  herein)
                                                    at the related  Pass-Through
                                                    Rate (as defined  herein) on
                                                    the  Certificate   Principal
                                                    Balance  of such  Class  and
                                                    (ii)  any  Unpaid   Interest
                                                    Shortfall Amount (as defined
                                                    herein)   payable   to  such
                                                    Class,  except that  payment
                                                    of Unpaid Interest Shortfall
                                                    Amounts to the Mezzanine and
                                                    Subordinate     Certificates
                                                    will  be   subordinated   to
                                                    payments  of  principal  due
                                                    the     related      Offered
                                                    Certificates     on     such
                                                    Distribution    Date.    See
                                                    "Description      of     the
                                                    Certificates--Allocation  of
                                                    Available Funds" herein.

                              2.  Principal......   Amounts   distributable   in
                                                    respect of  principal of the
                                                    Offered Certificates will be
                                                    allocated  to those  Classes
                                                    of Offered Certificates then
                                                    entitled      to     receive
                                                    distributions  of  principal
                                                    in the order and  priorities
                                                    described in "Description of
                                                    the Certificates--Allocation
                                                    of Available  Funds" herein.
                                                    On each  Distribution  Date,
                                                    to  the   extent   of  funds
                                                    available     therefor    as
                                                    described herein,  principal
                                                    distributions  will  be made
                                                    to   the   holders   of  the
                                                    Offered   Certificates  then
                                                    entitled to distributions of
                                                    principal in an amount equal
                                                    to the  lesser  of  (A)  the
                                                    aggregate        Certificate
                                                    Principal  Balances  of  the
                                                    Offered Certificates and (B)
                                                    the  Principal  Distribution
                                                    Amount for such Distribution
                                                    Date.

Pass-Through Rates.......     The  Pass-Through  Rate for each  Class of Offered
                              Certificates for a particular Distribution Date is
                              a per annum  rate  equal to the  lesser of (a) the
                              sum of (i)  One-Month  LIBOR on the related  LIBOR
                              Determination  Date (as  defined  herein) and (ii)
                              the  related   Pass-Through  Margin  and  (b)  the
                              Available  Funds  Cap  (as  defined  herein).  The
                              Pass-Through  Margins  for the Class A, Class M-1,
                              Class M-2 and Class B  Certificates  will be equal
                              to  0.31%  (31  basis  points),  0.50%  (50  basis
                              points),  0.75% (75 basis  points)  and 1.85% (185
                              basis  points),  respectively,   until  the  first
                              Distribution  Date following the Call Option Date,
                              and  0.62%  (62  basis  points),  0.75%  (75 basis
                              points),  1.125%  (112.5 basis  points) and 2.775%
                              (277.5 basis points),  respectively,  on and after
                              such  Distribution  Date.  As to any  Distribution
                              Date,  the  "Available  Funds  Cap" is a rate  per
                              annum  equal to the  weighted  average of the Loan
                              Rates on the Mortgage Loans  outstanding as of the
                              first day of the related  Due  Period,  net of the
                              sum of (i) the  Servicing  Fee  Rate  and (ii) the
                              Trustee  Fee Rate.  The sum of the  Servicing  Fee
                              Rate   and   the   Trustee   Fee   Rate   will  be
                              approximately  0.50875%. The "Call Option Date" is
                              the  first  Distribution  Date on  which  the Pool
                              Principal Balance (as defined herein) is less than
                              or equal to 10% of the Maximum  Collateral  Amount
                              (as defined herein).  The  Pass-Through  Rates for
                              the  Class A,  Class  M-1,  Class  M-2 and Class B
                              Certificates for the Distribution  Date in October
                              1998  will be  5.69672%,  5.88672%,  6.13672%  and
                              7.23672%,    respectively,    per    annum.    See
                              "Description of the  Certificates--Calculation  of
                              One-Month LIBOR" herein.

                              If on any Distribution Date, the Pass-Through Rate for a Class of Offered Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Through Rate not been subject to the Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest such Class of Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Available Funds Cap) is the "Basis Risk Shortfall Amount" for such Class. Any Basis Risk Shortfall Amount will be paid from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described herein). The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

                              The "Maximum Cap" for any Distribution Date is a per annum rate equal to the weighted average of the Loan Rates on the Fixed Rate Mortgage Loans and the Maximum Loan Rates on the Adjustable Rate Mortgage Loans, in each case outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Excess Reserve Fund
  Account................     Certificateholders   of  each   Class  of  Offered
                              Certificates  will be entitled to receive payments
                              from the Excess  Reserve  Fund Account from and to
                              the extent of  amounts  available  therefor  in an
                              amount  equal to any Basis Risk  Shortfall  Amount
                              for such Class of  Certificates.  In general,  the
                              "Excess Reserve Fund Account" will be funded up to
                              the Required Reserve Amount (as defined herein) by
                              amounts  deposited  therein on the Closing Date or
                              otherwise  payable  to the Class OC  Certificates.
                              See   "Description  of  the   Certificates--Excess
                              Reserve Fund Account" herein.

Credit Enhancement.......     The credit enhancement provided for the benefit of
                              the holders of the Offered Certificates consists solely of (a) any overcollateralization resulting from allocation of the internal cash flows of the Mortgage Loans, (b) the subordination provided to the Offered Certificates by any Class or Classes of Certificates that are subordinate thereto and
                              (c) the application of Allocable Loss Amounts as defined herein.

                              Overcollateralization. The Pooling and Servicing Agreement provides for limited acceleration of principal distributions on the Offered Certificates relative to the amortization of the Mortgage Loans. This acceleration of principal distributions is achieved by the application of certain excess interest as a payment of principal to the Offered Certificates, thereby creating overcollateralization to the extent the Pool Principal Balance exceeds the aggregate Class
                              Principal Balance of the Offered Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, further application of such acceleration feature will cease unless necessary to maintain the required level of overcollateralization.

                              As described  herein,  subject to certain  trigger
                              tests,       the      required      levels      of
                              overcollateralization may increase or decrease. An increase would result in a temporary period of accelerated amortization of the Offered Certificates relative to the Mortgage Loans to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                              Subordination. The Mezzanine and Subordinate Certificates are subordinate in right of certain payments to the Senior Certificates. The Class M-2 Certificates are subordinate in right of certain payments to the Class M-1 Certificates. The Subordinate Certificates are subordinate in right of certain payments to the Mezzanine Certificates. Generally, on any date on which no overcollateralization exists, all Realized Losses on the Mortgage Loans will be borne by the most subordinate Class of Offered Certificates before being borne by a Class senior thereto.

                              Allocation of Losses. If on any Distribution Date, after giving effect to distributions to be made on such date, the aggregate of the Certificate Principal Balances of the Offered Certificates exceeds the Pool Principal Balance as of the end of the preceding Due Period, the Certificate Principal Balance of the Subordinate Certificates and the Mezzanine Certificates will be reduced, in reverse order of seniority (first, Class B Certificates, second, Class M-2 Certificates and third, Class M-1 Certificates) by the amount of the excess; any such excess is referred to as a "Allocable Loss Amount." Thereafter, such Classes of Certificates are only entitled to distributions of interest and principal with respect to their Certificate Principal Balances as so reduced, and the amount of any Loss Reimbursement Entitlements will be payable to the applicable Class of Subordinate Certificates or Mezzanine Certificates only to the extent of future excess cashflow as described herein. The Pooling and Servicing Agreement will not provide for the "write down" of the Certificate Principal Balance of the Class A Certificates.

Advances;
  Compensating Interest..     The  Master  Servicer  will be  obligated  to make
                              Advances only to the extent that such Advances, in
                              the Master  Servicer's  reasonable  judgment,  are
                              recoverable   from  the  related   Mortgage  Loan.
                              Advances are recoverable  from  collections on the
                              Mortgage  Loans.   Advances  will  equal,  on  any
                              Distribution  Date (a)  scheduled  interest on the
                              Mortgage  Loans due and payable during the related
                              Due  Period  but  uncollected  as of  the  related
                              Determination  Date (net of the Servicing Fee) and
                              (b)  principal  due and  payable  on the  Mortgage
                              Loans   during   the   related   Due   Period  but
                              uncollected as of the related  Determination Date,
                              other than a Balloon Payment. See "The Pooling and
                              Servicing    Agreement--Advances"   herein.   With
                              respect  to any  Distribution  Date,  the  related
                              "Determination Date" shall be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately following such 15th day.

                              In addition, the Master Servicer will also be required to pay Compensating Interest with respect to any prepayment received on a Mortgage Loan during the related Prepayment Period as described herein under "The Pooling and Servicing Agreement-- Servicing and Other Compensation and Payment of Expenses." The Master Servicer will not be required to pay Compensating Interest with respect to any Distribution Date in an amount in excess of one-half the Servicing Fee (as defined herein) received by the Master Servicer for such Distribution Date.

Optional Termination.....     On  any  Distribution   Date  on  which  the  Pool
                              Principal  Balance is less than or equal to 10% of
                              the Maximum Collateral Amount (as defined herein),
                              the  holder  of  the  majority   interest  in  the
                              Residual   Certificates  (the  "Majority  Residual
                              Interestholder") will have the option (but not the obligation) to purchase, as a whole, the Mortgage
                              Loans and the REO Property, if any, and thereby effect the early retirement of all Certificates.
                              In the event the Majority Residual Interestholder does not exercise such option, the Master Servicer will be entitled to purchase the Mortgage Loans and the REO Property. See "Description of the Certificates--Optional Termination" herein.

Certain Federal Income Tax
  Consequences...........     For federal  income tax  purposes,  the Trust Fund
                              will include multiple  segregated asset pools. The
                              Trustee will make a REMIC election with respect to
                              each such  segregated  asset  pool.  The  Mortgage
                              Loans and certain  other  property will be held by
                              one REMIC (the "Initial Subsidiary REMIC"),  which
                              will  issue  various  Classes  of   uncertificated
                              interests  that will be  designated as regular and
                              residual  interests.  The Initial Subsidiary REMIC
                              will be part of a tiered REMIC  structure in which
                              the  regular  interests  issued by one REMIC  will
                              constitute  the assets of a higher tier REMIC (the
                              Initial Subsidiary REMIC and such other REMICs are
                              collectively referred to herein as the "Subsidiary
                              REMICs").  The Offered  Certificates and the Class
                              OC   Certificates   (collectively,   the  "Regular
                              Certificates"),   will   represent   ownership  of
                              regular interests in a REMIC (the "Master REMIC").
                              In addition, each of the Offered Certificates will
                              represent  beneficial  interests  in the  right to
                              receive  payments  from the  Excess  Reserve  Fund
                              Account   (as   defined   herein).   The  Class  R
                              Certificates   will  evidence   ownership  of  the
                              residual  interest in the Master REMIC and in each
                              Subsidiary  REMIC.  See "Certain  Material Federal
                              Income  Tax  Consequences"   herein  and  "Certain
                              Material Federal Income Tax Considerations" in the
                              Prospectus.

ERISA Considerations.....     The  acquisition  of an Offered  Certificate by an
                              employee  benefit  plan  subject  to the  Employee
                              Retirement Income Security Act of 1974, as amended
                              ("ERISA"),  or a plan or  arrangement  subject  to
                              Section 4975 of the Code (as defined herein) (each
                              of  the  foregoing,   a  "Plan")  could,  in  some
                              instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975.

                              Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment.........     The  Offered   Certificates  will  NOT  constitute
                              "mortgage related  securities"  within the meaning
                              of the Secondary  Mortgage Market  Enhancement Act
                              of 1984  ("SMMEA"),  because some of the Mortgages
                              securing   the   Mortgage   Loans  are  not  first
                              mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Offered
                              Certificates. See "Legal Investments" herein and in the Prospectus.

Ratings..................     It is a condition  to the  issuance of the Offered
                              Certificates  that (i) the Class A Certificates be
                              rated  "AAA" by  Standard & Poor's,  a division of
                              The McGraw Hill Companies, Inc. ("S&P") and Duff &
                              Phelps Credit Rating Company ("DCR" and,  together
                              with S&P, the "Rating  Agencies"),  (ii) the Class
                              M-1  Certificates  be rated  "AA" by S&P and DCR ,
                              (iii) the Class M-2  Certificates  be rated "A" by
                              S&P and DCR and (iv) the Class B  Certificates  be
                              rated  "BBB" by S&P and DCR.  If any other  rating
                              agency were to rate the Offered Certificates, such
                              rating agency may assign a rating  different  from
                              the ratings  described above. A security rating is
                              not  a   recommendation   to  buy,  sell  or  hold
                              securities  and  may be  subject  to  revision  or
                              withdrawal  at any  time by the  assigning  rating
                              organization.  A security  rating does not address
                              the frequency of prepayments on the Mortgage Loans
                              or the corresponding effect on yield to investors.
                              See    "Yield,     Prepayment     and     Maturity
                              Considerations" and "Ratings" herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     Yield Generally. The yields to maturity of the Offered Certificates may vary from the anticipated yields to the extent such Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon are sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans. Certificateholders should consider, in the case of any Offered Certificates purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In addition, the timing of changes in the rate of Principal Prepayments (as defined herein) on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

     Prepayment Considerations and Risks. The rates of principal distributions on the Offered Certificates, the aggregate amounts of distributions thereon and the yields to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations, (iii) repurchases by the Seller or the Master Servicer or (iv) optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund). In addition, as described herein, Mortgage Loans representing approximately 3.28% of the Pool Principal Balance as of the Cut-off Date are Balloon Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a single lump-sum payment at the end of the fifteenth year. All of the Mortgage Loans may be prepaid in whole or in part at any time. A majority of the Mortgage Loans are subject to prepayment charges under certain circumstances during a six-month, one, two, three, four or five year period from origination, as specified in the related Mortgage Note. The Mortgage Loans are subject to the "due-on-sale" provisions included therein (insofar as such provisions are enforceable under applicable state law). Such Principal Prepayments will, subject to certain conditions, result in distributions to holders of the Offered Certificates then entitled to receive principal distributions of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, the overcollateralization provisions of the Trust Fund will result in a limited acceleration of principal payments to the holders of the Offered Certificates. See "Description of the Certificates" herein. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

     The weighted average life of a pool of loans (as with the Mortgage Pool) is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be principal prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool--Mortgage Loan Statistics".

     Defaults and Delinquent Payments. The yields to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not borne by a Class of Certificates subordinate thereto, its actual yield to maturity will be lower than the yield to maturity so calculated and could, in the event of substantial losses, be negative. The yield on each Class of Offered Certificates in order of payment priority will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and other shortfalls in Available Funds. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Investors in the Offered Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss on their investment.

BOOK-ENTRY CERTIFICATES

     Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. Since transactions in the Offered Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel, or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Financial Intermediary (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "Description of the Certificates--Book-Entry Certificates" herein.

RISK OF EARLY DEFAULTS

     Substantially all of the Mortgage Loans were originated within twelve months prior to the Cut-off Date. The weighted average remaining term to stated maturity of the Mortgage Loans is approximately 346 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

NATURE OF COLLATERAL

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to the Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, the Certificateholders could experience a loss.

RISK OF LIMITATIONS TO ADJUSTMENTS OF THE LOAN RATES ON THE MORTGAGE LOANS

     As described herein, the Pass-Through Rates for each Class of Offered Certificates adjusts monthly to equal the lesser of (a) the sum of (i) One-Month LIBOR plus (ii) the related Pass-Through Margin and (b) the Available Funds Cap. Approximately 26.91% of the Mortgage Loans (by Pool Principal Balance as of the Cut-off Date) have fixed Loan Rates and, in addition, each of the Adjustable Rate Mortgage Loans is subject to a Periodic Rate Cap and a Maximum Loan Rate; consequently, the amount of interest that accrues on a Class of Offered Certificates at the related Pass-Through Rate during any Accrual Period may be less than the amount that would accrue at One-Month LIBOR plus the related Pass-Through Margin, in which circumstance the value of such Class or Classes of Offered Certificates may be temporarily or permanently reduced.

EFFECT OF BASIS RISK ON CREDIT ENHANCEMENT

     Credit enhancement is provided to the Offered Certificates in part by means of the application of the General Excess Available Amount on each Distribution Date to make required distributions on the applicable Classes of Offered Certificates. See "Description of the Certificates--Allocation of Available Funds" herein. The General Excess Available Amount on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayments and liquidations of the Mortgage Loans as well as from adjustments of the Loan Rates relating to the Adjustable Rate Mortgage Loans. To the extent the weighted average of the Pass-Through Rates on the Classes of Offered Certificates increases relative to the weighted average of the Loan Rates for the Mortgage Loans, it may be necessary to apply all or a portion of the General Excess Available Amount to make required distributions of interest on the Classes of Offered Certificates and, as a result, such General Excess Available Amount may be unavailable for any other purpose. In addition, it is possible that, under certain circumstances, the General Excess Available Amount may be insufficient to cover the required distributions of interest on the Classes of Offered Certificates.

BALLOON LOANS

     Mortgage Loans representing 3.28% of the Pool Principal Balance as of the Cut-off Date are Balloon Loans, which generally have original terms of 15 years and provide for monthly payments based on a 30 year amortization schedule and final monthly payments substantially greater than the preceding monthly payments. The existence of a Balloon Payment generally will necessitate that the related Mortgagor refinance the Mortgage Loan or sell the Mortgaged Property on or prior to the stated maturity date. The ability of a Mortgagor to accomplish either of these alternatives will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws and prevailing general economic conditions. None of the Seller, the Master Servicer, the Depositor or the Trustee is obligated to refinance any Mortgage Loan.

UNDERWRITING STANDARDS, LIMITED OPERATING HISTORY AND POTENTIAL DELINQUENCIES

         THE ORIGINATOR'S UNDERWRITING STANDARDS ARE PRIMARILY INTENDED TO ASSESS THE VALUE OF THE MORTGAGED PROPERTY AND TO EVALUATE THE ADEQUACY OF SUCH PROPERTY AS COLLATERAL FOR THE MORTGAGE LOAN. THE ORIGINATOR PROVIDES LOANS PRIMARILY TO BORROWERS WHO DO NOT QUALIFY FOR LOANS CONFORMING TO FANNIE MAE AND FREDDIE MAC GUIDELINES BUT WHO HAVE EQUITY IN THEIR PROPERTY. WHILE THE ORIGINATOR'S PRIMARY CONSIDERATION IN UNDERWRITING A MORTGAGE LOAN IS THE VALUE OF THE MORTGAGED PROPERTY, THE ORIGINATOR ALSO CONSIDERS, AMONG OTHER THINGS, A MORTGAGOR'S CREDIT HISTORY, REPAYMENT ABILITY AND DEBT SERVICE-TO-INCOME RATIO, AS WELL AS THE TYPE AND USE OF THE MORTGAGED PROPERTY.

         AS A RESULT OF THE ORIGINATOR'S UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAT ARE HIGHER, AND THAT MAY BE SUBSTANTIALLY HIGHER, THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER.

     Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

     The Originator commenced operations in May 1997. Accordingly, the Originator (whether as an originator or acquirer of mortgage loans) does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

GEOGRAPHIC CONCENTRATION

     Mortgage Loans representing approximately 34.78%, 10.62%, 7.57% and 4.89% of the Pool Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in California, Florida, Illinois and Michigan, respectively. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase substantially. Changes in the values of Mortgaged Properties may have an effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

HURRICANE DAMAGE RISKS

     An area of the southeastern United States, including Florida, Louisiana, Mississippi and Alabama, suffered substantial damage as a result of Hurricane Georges prior to the Closing Date. Approximately 11.36% of the Mortgaged Loans are secured by Mortgaged Properties located in the States of Florida, Louisiana, Mississippi and Alabama and may be located in areas which have sustained damage. Nevertheless, the Seller will represent and warrant as of the Closing Date each Mortgaged Property is undamaged by flood, hurricane, tornado or other casualty so as to materially affect the value of such Mortgaged Property, and the Seller will be obligated to repurchase or substitute for any Mortgage Loan found to be in breach of such representation after the initial issuance of the Certificates. Any damage to a Mortgaged Property occurring after the Closing Date as a result of Hurricane Georges or any other hurricane, tornado or casualty will not cause a breach of such representation and warranties. Any such repurchase would have the effect of increasing the rate of principal payment on the Offered Certificates. See "Yield, Prepayments and Maturity Considerations" herein.

PREPAYMENT INTEREST SHORTFALL

     When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Master Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to Prepayment Interest Shortfalls less the Servicing Fee, but only to the extent of one-half of the Servicing Fee for the related Due Period.

ADDITIONAL RISKS ASSOCIATED WITH THE MORTGAGE LOANS

     Approximately 26.86% of the Mortgage Loans (by Pool Principal Balance as of the Cut-off Date) had a Loan-to-Value Ratio at origination in excess of 80%. With respect to such Mortgage Loans, primary mortgage insurance is not required. Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. See "The Mortgage Pool--Mortgage Loan Statistics" herein.

LIMITED OBLIGATIONS

     The Offered Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Seller pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and of the Master Servicer with respect to its servicing obligations under the Pooling and Servicing Agreement (including the limited obligation to make certain Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Seller, the Master Servicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

LEGAL CONSIDERATIONS

     The transfer of the Mortgage Loans from the Seller to the Depositor will be treated by the Seller and the Depositor as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, the receiver or bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates and possible reductions in the amount of such payments could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is a valid transfer of all of the Depositor's right, title and interest in the Mortgage Loans to the Trust Fund.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

     Applicable federal and state laws regulate interest rates and other charges with respect to mortgage loans and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as the Mortgaged Properties. The failure to comply with such laws and regulations may result in fines and penalties.

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and other related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances.

RISK OF LOAN RATES REDUCING THE PASS-THROUGH RATES OF THE OFFERED CERTIFICATES

     The calculation of the Pass-Through Rates of the Offered Certificates is based upon (i) the value of One-Month LIBOR, which may be different from the value of the Index applicable to the Adjustable Rate Mortgage Loans (either as a result of the use of a different index, a different rate determination date or a different rate adjustment date) and (ii) the weighted average of the Loan Rates (net of certain amounts described herein) of the Mortgage Loans, which are either fixed, in the case of the Fixed Rate Mortgage Loans, or subject to periodic adjustment caps, maximum rate caps and minimum rate floors, in the case of the Adjustable Rate Mortgage Loans. In general, the Adjustable Rate Mortgage Loans adjust based upon the Index whereas the Pass-Through Rates on the Offered Certificates adjust monthly based upon One-Month LIBOR, as described herein under "Description of Certificates--Calculation of One-Month LIBOR," subject to the Available Funds Cap. Consequently, the interest which becomes due on the Adjustable Rate Mortgage Loans (net of the Servicing Fee and the Trustee Fee) during any Due Period may not equal the amount of interest that would accrue on Adjustable Rate Mortgage Loans at One-Month LIBOR plus the Pass-Through Rate Margin during the related Interest Period. In particular, Pass-Through Rates adjust monthly, while the Loan Rates of the Adjustable Rate Mortgage Loans adjust less frequently (and the Loan Rates of the Fixed Rate Mortgage Loans do not adjust) with the result that the Available Funds Cap may limit increases in the Pass-Through Rates for extended periods in a rising interest rate environment. The Loan Rate on 86.02% of the Adjustable Rate Mortgage Loans (by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date), have an initial fixed rate period of one year, two years, three years or five years following the date of origination. In addition, the Loan Rates on certain of the Mortgage Loans may respond to different economic and market factors than the Pass-Through Rates and there is not necessarily a correlation between them. Thus, it is possible, for example, that the Loan Rates on certain of the Mortgage Loans may fall during the periods of which One-Month LIBOR is stable or rising or that, even if both the Loan Rates on the Mortgage Loans and One-Month LIBOR fall during the same period, the Loan Rates on certain of the Mortgage Loans may fall more rapidly than One-Month LIBOR. Furthermore, if the Available Funds Cap is used to determine the Pass-Through Rates of one or more Classes of Offered Certificates for a Distribution Date, the value of such Class of Certificates may be temporarily reduced.

     If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on a Class of Offered Certificates based on the applicable level of One-Month LIBOR plus the Pass-Through Rate Margin is greater than the weighted average (calculated as described herein) of the Loan Rates on the Mortgage Loans as of the first day of the related Due Period, less the Servicing Fee Rate and the Trustee Fee Rate, then the Pass-Through Rate on such Class of Offered Certificates will be based on the Available Funds Cap, and Basis Risk Shortfall Amount will, except as provided below, occur. However, no assurance can be given that there will be sufficient General Excess Available Amount generated from the Mortgage Loans to pay the Basis Risk Shortfall Amount on any given Distribution Date.

YIELD CONSIDERATIONS WITH RESPECT TO THE ADJUSTABLE RATE MORTGAGE LOANS

     The yield to maturity on the Offered Certificates may be affected by the resetting of the Loan Rates on the Adjustable Rate Mortgage Loans on the related Adjustment Dates. In addition, because the Loan Rate for each Adjustable Rate Mortgage Loan is based on the Index plus the related Gross Margin, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after such adjustment. Finally, because the Loan Rates on the Adjustable Rate Mortgage Loans are based on the Index while the Pass-Through Rate on the Offered Certificates is based in part on One-Month LIBOR, and a substantial number of the Mortgage Loans are Delayed First Adjustment Mortgage Loans, any resulting Basis Risk Shortfall Amount, to the extent not covered by amounts in the Excess Reserve Fund Account, as described herein, will adversely affect the yield to maturity on the Offered Certificates.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, the Master Servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Master Servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. The Master Servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 complaint.

     However, in the event that the Master Servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the Master Servicer under the Pooling and Servicing Agreement could be materially adversely affected.


                                THE MORTGAGE POOL

GENERAL

     All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date, unless indicated to the contrary herein. All weighted averages specified herein are weighted based on the Cut-off Date Principal Balances of the Mortgage Loans. References to percentages of the Mortgage Loans mean percentages based on the Pool Principal Balance as of the Cut-off Date, unless otherwise specified.

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the principal payments received on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

MORTGAGE LOAN STATISTICS

     The Mortgage Pool will consist of approximately 2,205 conventional, fixed-rate and adjustable rate Mortgage Loans. Approximately 0.44% of the Mortgage Loans are secured by Mortgages in a second lien position, all of which are Fixed Rate Mortgage Loans. The Mortgage Loans have original terms to maturity ranging from 10 years to 30 years. The Mortgage Pool consists of fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans"), which will consist of approximately 773 Mortgage Loans having an aggregate principal balance as of September 1, 1998 (the "Cut-off Date") of approximately $70,414,758.90 and adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans"), which will consist of approximately 1,432 Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $191,234,079.71, in each case after application of payments of principal due on or before the Cut-off Date whether or not received, and in each case subject to a permitted variance of plus or minus 5%. Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the mortgage rate thereon based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject to the limitations described under "--Adjustable Rate Mortgage Loans" herein; provided that in the case of 0.34% of the Adjustable Rate Mortgage Loans, the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 84.60% of the Adjustable Rate Mortgage Loans, two years, in the case of 0.28% of the Adjustable Rate Mortgage Loans, three years, and in the case of 0.80% of the Adjustable Rate Mortgage Loans, five years, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date (each such Mortgage Loan described in this proviso, a "Delayed First Adjustment Mortgage Loan").

     The Mortgage Loans are primarily secured by first mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one-to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units (the "Mortgage Properties"). Approximately 26.86% of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80%. Three Mortgage Loans have a Loan-to-Value Ratio at origination exceeding 90.00%. There can be no assurance that the Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio. The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"), except for approximately - 4.05% of the Mortgage Loans which have Due Dates on other dates during the month. Each Mortgage Loan will contain a customary "due-on-sale" clause.

     Approximately 80.07% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within six months, one year, two years, three years, four years or five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     Ninety-eight (98) Fixed Rate Mortgage Loans comprising approximately 3.28% of the Pool Principal Balance as of the Cut-off Date are balloon payment mortgage loans (each, a "Balloon Loan"). Each Balloon Loan generally amortizes over 360 months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the 180th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on the Mortgage Loan for the period prior to the Due Date of such Balloon Payment.

     Each Mortgage Loan had a Loan Rate of not less than 6.375% per annum and not more than 18.050% per annum and as of the Cut-off Date the weighted average Loan Rate was approximately 10.388% per annum.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately 346 months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to January 1, 1997 or after October 1, 1998 or will have a remaining term to maturity of less than 107 months or greater than 30 years as of the Cut-off Date. The month of the latest maturity date of any Mortgage Loan is September 1, 2028.

     The average principal balance of the Mortgage Loans at origination was approximately $118,883.27. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $118,661.60.

     No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $1,924,255.39 or less than approximately $9,961.53. The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                          PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE(1)

                                                  NUMBER OF       PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL
                                                  MORTGAGE        OUTSTANDING AS OF      BALANCE OUTSTANDING AS OF
            PRINCIPAL BALANCE ($)                   LOANS          THE CUT-OFF DATE           THE CUT-OFF DATE
   -----------------------------------------    --------------   ---------------------   ---------------------------

       9,961.53 -  50,000.00.................        467           $    16,577,912.04              6.34%
      50,000.01 - 100,000.00.................        826                60,400,849.54             23.08
     100,000.01 - 150,000.00.................        459                56,257,276.04             21.50
     150,000.01 - 200,000.00.................        181                31,540,590.26             12.05
     200,000.01 - 250,000.00.................         86                19,259,472.65              7.36
     250,000.01 - 300,000.00.................         57                15,603,585.84              5.96
     300,000.01 - 350,000.00.................         32                10,361,512.80              3.96
     350,000.01 - 400,000.00.................         25                 9,473,569.59              3.62
     400,000.01 - 450,000.00.................         24                10,200,037.00              3.90
     450,000.01 - 500,000.00.................         25                11,924,718.11              4.56
     500,000.01 - 550,000.00.................          2                 1,084,756.43              0.41
     550,000.01 - 600,000.00.................          2                 1,173,579.59              0.45
     600,000.01 - 650,000.00.................          3                 1,935,715.48              0.74
     650,000.01 - 700,000.00.................          3                 2,037,394.68              0.78
     700,000.01 - 750,000.00.................          3                 2,221,914.91              0.85
     800,000.01 - 850,000.00.................          1                   845,000.00              0.32
     900,000.01 - 950,000.00.................          1                   901,051.33              0.34
     950,000.01 - 1,000,000.00...............          3                 2,952,018.60              1.13
   1,050,000.01 - 1,100,000.00...............          1                 1,075,990.85              0.41
   1,100,000.01 - 1,150,000.00...............          1                 1,123,212.35              0.43
   1,150,000.01 - 1,200,000.00...............          1                 1,199,425.13              0.46
   1,550,000.01 - 1,600,000.00...............          1                 1,575,000.00              0.60
   1,900,000.01 - 1,924,255.39...............          1                 1,924,255.39              0.74
                                                --------------   ---------------------   ---------------------------
        Total...............................       2,205            $  261,648,838.61            100.00 %
                                                ==============   =====================   ===========================

--------------
(1) The average  principal  balance of the Mortgage Loans as of the Cut-off Date was $ 118,661.60.



                                ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS(1)


                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                          NUMBER                OUTSTANDING AS OF           OUTSTANDING AS OF
ORIGINAL TERM (MONTHS)              OF MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------

120..........................                  2             $           41,317.60                   0.02 %
180..........................                194                     14,195,499.09                   5.43
181..........................                  1                         44,407.38                   0.02
240..........................                 28                      1,435,646.53                   0.55
360..........................              1,980                    245,931,968.01                  93.99
                                    -------------------      ------------------------     -----------------------
     Total...................              2,205             $      261,648,838.61                 100.00 %
                                    ===================      ========================     =======================

--------------
(1)The weighted average original term of the mortgage loans was 350 months.



                                       PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                          NUMBER                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                       OF MORTGAGE              OUTSTANDING AS OF         OUTSTANDING AS OF THE
        PROPERTY TYPE                     LOANS                 THE CUT-OFF DATE               CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------

Single Family................             1,859              $     227,082,715.79                  86.79 %
2-Family.....................               157                     14,441,904.71                   5.52
3-Family.....................                35                      3,611,975.74                   1.38
4-Family.....................                35                      5,793,729.01                   2.21
Condominium..................                91                      8,399,204.52                   3.21
Other........................                28                      2,319,308.84                   0.88
                                    -------------------      ------------------------     -----------------------
     Total...................             2,205              $     261,648,838.61                 100.00 %
                                    ===================      ========================     =======================



                                     OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                          NUMBER                OUTSTANDING AS OF         OUTSTANDING AS OF THE
OCCUPANCY STATUS                    OF MORTGAGE LOANS           THE CUT-OFF DATE               CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------

Non-Owner Occupied...........               286              $      23,681,305.57                   9.05 %
Other........................                 2                        214,722.20                   0.08
Owner-Occupied...............             1,917                    237,752,810.84                  90.87
                                    -------------------      ------------------------     -----------------------
     Total...................             2,205              $     261,648,838.61                 100.00 %
                                    ===================      ========================     =======================
--------------
(1) The  occupancy  status of a  Mortgaged  Property  is as  represented  by the mortgagor in its loan application.




                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                          NUMBER                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                       OF MORTGAGE              OUTSTANDING AS OF         OUTSTANDING AS OF THE
           PURPOSE                        LOANS                 THE CUT-OFF DATE               CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------

Cash Out Refinance...........             1,164              $    134,257,522.51                    51.31%
Purchase.....................               635                    81,258,351.51                    31.06
Rate/Term Refinance..........               406                    46,132,964.59                    17.63
                                    -------------------      ------------------------     -----------------------
     Total...................             2,205              $    261,648,838.61                   100.00%
                                    ===================      ========================     =======================



                                        LOAN RATES OF THE MORTGAGE LOANS(1)

                                                                                              % OF AGGREGATE
                                                                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                          NUMBER                OUTSTANDING AS OF         OUTSTANDING AS OF THE
       LOAN RATE (%)(1)             OF MORTGAGE LOANS           THE CUT-OFF DATE               CUT-OFF DATE
-------------------------------     -------------------      ------------------------     -----------------------

   6.375 - 7.000.............              13                $       1,267,999.06                    0.48 %
   7.001 - 8.000.............              85                       10,541,697.02                    4.03
   8.001 - 9.000.............             239                       30,823,448.72                   11.78
   9.001 - 10.000............             511                       76,041,446.59                   29.06
  10.001 - 11.000.............            599                       76,035,588.84                   29.06
  11.001 - 12.000.............            383                       38,186,973.35                   14.59
  12.001 - 13.000.............            181                       14,417,192.07                    5.51
  13.001 - 14.000.............            105                        7,946,019.78                    3.04
  14.001 - 15.000............              63                        4,858,653.24                    1.86
  15.001 - 16.000.............             20                        1,361,065.73                    0.52
  16.001 - 17.000.............              4                          132,725.28                    0.05
  17.001 - 18.000.............              1                           20,785.62                    0.01
  18.001 - 18.050.............              1                           15,243.31                    0.01
                                    -------------------      ------------------------     -----------------------
 Total.......................           2,205                 $    261,648,838.61                  100.00 %
                                    ===================      ========================     =======================

--------------
(1)As of the Cut-off Date, the Loan Rates of the Mortgage Loans ranged from 6.375% to 18.050% per annum, with a weighted average of approximately 10.388% per annum.



                              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)

                                                                                               % OF AGGREGATE
                                                                     PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                   NUMBER             OUTSTANDING AS          OUTSTANDING AS OF
   ORIGINAL LOAN - TO - VALUE RATIO (%)       OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------

  9.01 - 10.00.................                         1          $         23,176.13              0.01 %
 10.01 - 15.00.................                         7                   191,507.33              0.07
 15.01 - 20.00.................                        17                   405,958.05              0.16
 20.01 - 25.00.................                         6                   171,136.98              0.07
 25.01 - 30.00.................                         8                   599,039.02              0.23
 30.01 - 35.00.................                        14                   965,995.44              0.37
 35.01 - 40.00.................                        13                 1,232,345.28              0.47
 40.01 - 45.00.................                        29                 2,590,626.21              0.99
 45.01 - 50.00.................                        36                 2,944,879.50              1.13
 50.01 - 55.00.................                        28                 4,467,502.31              1.71
 55.01 - 60.00.................                        76                 6,806,746.57              2.60
 60.01 - 65.00.................                       191                19,709,557.94              7.53
 65.01 - 70.00.................                       335                38,367,806.50             14.66
 70.01 - 75.00.................                       421                48,602,615.93             18.58
 75.01 - 80.00.................                       531                64,286,814.48             24.57
 80.01 - 85.00.................                       289                40,332,586.93             15.41
 85.01 - 90.00.................                       200                29,474,560.24             11.26
 90.01 - 94.03.................                         3                   475,983.77              0.18
                                              ------------------   ----------------------    --------------------
  Total........................                     2,205          $    261,648,838.61            100.00 %
                                              ==================   ======================    ====================

--------------
(1)As of the Cut-off Date, the weighted average  Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 75.50%.



                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                               % OF AGGREGATE
                                                                     PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
                 LOCATION                     OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------

 Alabama.................................             6             $     623,202.85               0.24%
 Arizona.................................             6                 1,841,318.88               0.70
 Arkansas................................            15                 1,469,638.12               0.56
 California..............................           525                90,996,375.88              34.78
 Colorado................................            12                 1,650,283.80               0.63
 Connecticut.............................            20                 2,810,765.39               1.07
 Delaware................................             2                   124,077.51               0.05
 District of Columbia....................             7                   459,892.52               0.18
 Florida.................................           284                27,778,412.30              10.62
 Georgia.................................            29                 3,591,180.60               1.37
 Idaho...................................            18                 1,380,719.58               0.53
 Illinois................................           206                19,794,999.17               7.57
 Indiana.................................            57                 3,844,450.65               1.47
 Iowa....................................             8                   495,873.68               0.19
 Kansas..................................            12                 1,451,823.84               0.55
 Kentucky................................             7                   402,220.17               0.15
 Louisiana...............................            18                 1,036,625.74               0.40
 Maine...................................             4                   681,586.15               0.26
 Maryland................................            21                 2,441,047.36               0.93
 Massachusetts(1)........................            57                10,398,990.41               3.97
 Michigan................................           144                12,805,194.87               4.89
 Minnesota...............................            10                 1,050,117.48               0.40
 Mississippi.............................             4                   281,730.53               0.11
 Missouri................................            66                 4,756,478.49               1.82
 Montana.................................             1                    27,938.99               0.01
 Nebraska................................            38                 2,517,058.75               0.96
 New Hampshire...........................             3                   239,012.14               0.09
 New Jersey..............................            30                 5,545,584.54               2.12
 New Mexico..............................             2                   154,117.55               0.06
 New York................................            63                 9,218,805.55               3.52
 North Carolina..........................            42                 3,392,584.68               1.30
 North Dakota............................             1                    40,408.05               0.02
 Ohio....................................            89                 6,081,381.34               2.32
 Oklahoma................................             3                   243,215.51               0.09
 Oregon..................................            36                 4,535,584.62               1.73
 Pennsylvania............................            58                 3,333,336.33               1.27
 Rhode Island............................            20                 2,709,354.42               1.04
 South Carolina..........................            15                   988,576.36               0.38
 Tennessee...............................            31                 3,014,660.94               1.15
 Texas...................................             9                 2,145,338.12               0.82
 Utah....................................            57                 7,873,549.39               3.01
 Vermont.................................             1                    55,973.81               0.02
 Virginia................................            50                 3,742,388.72               1.43
 Washington..............................           101                12,105,593.66               4.63
 West Virginia...........................             1                    14,613.27               0.01
 Wisconsin...............................            15                 1,407,802.11               0.54
 Wyoming.................................             1                    94,953.79               0.04
                                              ------------------   ----------------------    --------------------
 Total...................................         2,205              $261,648,838.61             100.00%
                                              ==================   ======================    ====================

--------------
(1)The greatest ZIP Code geographic concentration of Mortgage Loans, by aggregate principal balance as of the
Cut-off Date, was approximately $2,319,882.44 in the 02554 zip code in Massachusetts.


                                     DOCUMENTATION LEVEL OF THE MORTGAGE LOANS

                                                                                               % OF AGGREGATE
                                                                     PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
           DOCUMENTATION LEVEL                OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------

Full Documentation.......................           1,549            $161,232,880.91                61.62 %
Stated Documentation.....................             555              82,740,997.56                31.62
Lite Documentation.......................             101              17,674,960.14                 6.76
                                              ------------------   ----------------------    --------------------
     Total...............................           2,205            $261,648,838.61               100.00 %
                                              ==================   ======================    ====================


                                     RISK CATEGORIES OF THE MORTGAGE LOANS(1)

                                                                                               % OF AGGREGATE
                                                                     PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
             RISK CATEGORIES                  OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------    --------------------

 A........................................           63             $   8,993,538.17                3.44%
 A-.......................................          920               128,097,088.93               48.96
 B........................................          688                76,705,850.05               29.32
 C........................................          201                18,138,695.65                6.93
 D........................................          195                16,682,336.18                6.38
 D-.......................................          138                13,031,329.63                4.98
                                              ------------------   ----------------------    --------------------
                                              ==================   ======================    ====================
     Total................................        2,205             $ 261,648,838.61              100.00%
                                              ==================   ======================    ====================

---------------------
(1) See "Underwriting Standards" herein.



                                               PREPAYMENT CHARGES(1)

                                                                                               % OF AGGREGATE
                                                                     PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                                   NUMBER            OUTSTANDING AS OF        OUTSTANDING AS OF
                  YEARS                       OF MORTGAGE LOANS      THE CUT-OFF DATE         THE CUT-OFF DATE
-------------------------------------------   ------------------   ----------------------   ---------------------

No prepayment charge.....................           496             $  52,145,916.11                19.93%
0.50 years...............................             9                   870,525.64                 0.33
1.00.....................................           134                18,058,908.00                 6.90
2.00.....................................           736                96,999,730.32                37.07
3.00.....................................           458                48,833,107.88                18.66
4.00.....................................            39                 3,693,701.08                 1.41
5.00.....................................           333                41,046,949.58                15.69
                                              ------------------   ----------------------    --------------------
     Total...............................           2,205           $ 261,648,838.61               100.00%
                                              ==================   ======================    ====================

--------------
(1)  Prepayment  charges are assessed on any Mortgage  Loans  prepaid in full or in part within the specified number of years.



                                  LOAN RATES OF THE FIXED RATE MORTGAGE LOANS(1)


                                                                                               % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE
                                                                                           OF FIXED RATE MORTGAGE
                                          NUMBER              PRINCIPAL BALANCE                    LOANS
                                       OF MORTGAGE            OUTSTANDING AS OF              OUTSTANDING AS OF
          LOAN RATE (%)                   LOANS                THE CUT-OFF DATE               THE CUT-OFF DATE
---------------------------------    -----------------    ---------------------------     -------------------------

  6.375 - 7.000.......................      12                    $1,191,094.49                     1.69%
  7.001 - 8.000.......................      56                     6,453,412.11                     9.16
  8.001 - 9.000.......................     113                    12,312,401.37                    17.49
  9.001 - 10.000......................     184                    19,903,801.25                    28.27
 10.001 - 11.000.......................    171                    16,455,928.88                    23.37
 11.001 - 12.000.......................    121                     8,303,038.61                    11.79
 12.001 - 13.000.......................     52                     2,746,792.72                     3.90
 13.001 - 14.000.......................     23.                    1,011,852.93                     1.44
 14.001 - 15.000.......................     19                       883,833.16                     1.26
 15.001 - 16.000.......................     16                       983,849.17                     1.40
 16.001 - 17.000.......................      4                       132,725.28                     0.19
 17.001 - 18.000.......................      1                        20,785.62                     0.03
 18.001 - 18.050.......................      1                        15,243.31                     0.02
                                        -----------       ---------------------------     -------------------------
    Total.............................     773                   $70,414,758.90                   100.00%
                                        ===========       ===========================     =========================

--------------
(1)The weighted average Loan Rate of the Fixed Rate Mortgage Loan as of the Cut-off Date was 10.019% per nnum.


ADJUSTABLE RATE MORTGAGE LOANS

     Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Loan Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first adjustment for such Mortgage Loan will occur after an initial period of one year, in the case of 0.34% of the Adjustable Rate Mortgage Loans, two years in the case of 84.60% of the Adjustable Rate Mortgage Loans, three years in the case of 0.28% of the Adjustable Rate Mortgage Loans, and five years in the case of 0.80% of the Adjustable Rate Mortgage Loans, each by aggregate principal balance of the Adjustable Rate Mortgage Loans as of the Cut-off Date. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Loan Rate on each such Mortgage Loan generally will not increase or decrease by more than 2.00% per annum on any related Adjustment Date (the "Periodic Rate Cap"), except that each such Mortgage Loan may increase or decrease by a higher percentage per annum on the initial Adjustment Date. Each Loan Rate on each such Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). The Delayed First Adjustment Mortgage Loans have a weighted average Periodic Rate Cap of approximately 1.00% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See "--The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

     The Adjustable Rate Mortgage Loans had Loan Rates as of the Cut-off Date of not less than 6.875% per annum and not more than 15.500% per annum and the weighted average Loan Rate was approximately 10.524% per annum. As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from 4.25% to 11.10%, Minimum Loan Rates ranging from 0.00% per annum to 15.38% per annum and Maximum Loan Rates ranging from 13.38% per annum to 22.25% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.73%, the weighted average Minimum Loan Rate was approximately 10.43% per annum (exclusive of the Mortgage Loans that do not have a Minimum Loan Rate) and the weighted average Maximum Loan Rate was approximately 16.97% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in August 2003 and the weighted average next Adjustment Date for all of the Adjustable Rate Mortgage Loans following the Cut-off Date is April, 2000.

     The Adjustable Rate Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding) and the percentages set forth in the tables are percentages of the Adjustable Rate Mortgage Loans as of the Cut-off Date.


                                LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)


                                                                                          % OF AGGREGATE
                                                                                       PRINCIPAL BALANCE OF
                                                                                         ADJUSTABLE RATE
                                                             PRINCIPAL BALANCE            MORTGAGE LOANS
                                      NUMBER OF              OUTSTANDING AS OF        OUTSTANDING AS OF THE
     LOAN RATE (%)                  MORTGAGE LOANS            THE CUT-OFF DATE             CUT-OFF DATE
------------------------------    --------------------    -----------------------    ------------------------

  6.875-7.000.................            1                       $76,904.57               0.04%
  7.001-8.000.................           29                     4,088,284.91               2.14
  8.001-9.000.................          126                    18,511,047.35               9.68
  9.001-10.000................          327                    56,137,645.34              29.36
10.001-11.000.................          428                    59,579,659.96              31.16
11.001-12.000.................          262                    29,883,934.74              15.63
12.001-13.000.................          129                    11,670,399.35               6.10
13.001-14.000.................           82                     6,934,166.85               3.63
14.001-15.000.................           44                     3,974,820.08               2.08
15.001-15.500.................            4                       377,216.56               0.20
                                  --------------------    -----------------------    ------------------------
      Total...................        1,432                  $191,234,079.71             100.00%
                                  ====================    =======================    ========================
--------------

(1)The weighted average Loan Rate of the Adjustable Rate Mortgage Loan as of the Cut-off Date was 10.524%
 per annum.



                            MAXIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)


                                                                                            % OF AGGREGATE
                                                                                          PRINCIPAL BALANCE
                                                                                          OF ADJUSTABLE RATE
                                                                 PRINCIPAL BALANCE          MORTGAGE LOANS
                                              NUMBER OF        OUTSTANDING AS OF THE      OUTSTANDING AS OF
           MAXIMUM LOAN RATE (%)            MORTGAGE LOANS          CUT-OFF DATE           THE CUT-OFF DATE
     -----------------------------------   -----------------   -----------------------   ---------------------

     13.375 - 14.000..............                14            $    2,015,855.69                  1.05 %
     14.001 - 15.000..............                58                 8,717,562.15                  4.56
     15.001 - 16.000..............               220                34,621,070.49                 18.10
     16.001 - 17.000..............               411                61,625,280.95                 32.23
     17.001 - 18.000..............               386                53,572,762.09                 28.01
     18.001 - 19.000..............               176                15,959,418.52                  8.35
     19.001 - 20.000..............                95                 8,671,701.95                  4.53
     20.001 - 21.000..............                63                 5,280,989.44                  2.76
     21.001 - 22.000..............                 8                   640,085.99                  0.33
     22.001 - 22.250..............                 1                   129,352.44                  0.07
                                         ------------------    --------------------         ----------------
        Total.....................             1,432            $  191,234,079.71                100.00 %
                                         ==================    ====================         ================

--------------
(1)The  weighted  average  Maximum Loan Rate of the Adjustable Rate Mortgage Loans as of the Cut-off Date was
approximately 16.97% per annum.



                     MINIMUM LOAN RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                    % OF AGGREGATE
                                                                                 PRINCIPAL BALANCE OF
                                                                                    ADJUSTABLE RATE
                                                         PRINCIPAL BALANCE          MORTGAGE LOANS
                                      NUMBER OF        OUTSTANDING AS OF THE       OUTSTANDING AS OF
 MINIMUM LOAN RATE (%)              MORTGAGE LOANS          CUT-OFF DATE           THE CUT-OFF DATE
 -------------------------------   -----------------   -----------------------   ----------------------

           0.000%.............            16              $      3,965,292.58          2.07 %
  4.001 -  5.000..............             4                       424,787.48          0.22
  5.001 -  6.000..............             4                       637,481.63          0.33
  6.001 -  7.000..............             6                       489,835.67          0.26
  7.001 -  8.000..............            29                     4,201,531.54          2.20
  8.001 -  9.000..............           130                    19,016,410.34          9.94
  9.001 - 10.000..............           325                    56,269,440.34         29.42
 10.001 - 11.000..............           433                    57,345,380.95         29.99
 11.001 - 12.000..............           247                    28,374,402.34         14.84
 12.001 - 13.000..............           119                    10,083,366.32          5.27
 13.001 - 14.000..............            76                     6,736,794.69          3.52
 14.001 - 15.000..............            40                     3,404,879.59          1.78
 15.001 - 15.375..............             3                       284,476.24          0.15
                                   -----------------   -----------------------   ----------------------
     Total....................         1,432              $    191,234,079.71        100.00 %
                                   =================   =======================   ======================

--------------

(1)The weighted  average Minimum Loan Rate of the Mortgage Loans (exclusive of the Mortgage Loans that do not have a Minimum Loan Rate) as of the Cut-off Date was approximately 10.43% per annum.



                    GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)


                                                                                  % OF AGGREGATE
                                                                               PRINCIPAL BALANCE OF
                                                                                  ADJUSTABLE RATE
                                     NUMBER           PRINCIPAL BALANCE        MORTGAGE OUTSTANDING
                                  OF MORTGAGE       OUTSTANDING AS OF THE              AS OF
 GROSS MARGINS ( %)                  LOANS               CUT-OFF DATE            THE CUT-OFF DATE
 ----------------------------   -----------------   -----------------------   ------------------------

  4.250 -  4.250..............            3          $      284,643.67               0.15 %
  4.251 -  4.500..............           92              14,665,827.29               7.67
  4.501 -  4.750..............           20               2,975,069.64               1.56
  4.751 -  5.000..............          173              27,102,461.94              14.17
  5.001 -  5.250..............           99              13,233,254.89               6.92
  5.251 -  5.500..............          156              27,201,391.02              14.22
  5.501 -  5.750..............          224              32,233,772.44              16.86
  5.751 -  6.000..............          186              21,623,618.88              11.31
  6.001 -  6.250..............          152              17,036,667.24               8.91
  6.251 -  6.500..............          140              16,215,538.82               8.48
  6.501 -  6.750..............           48               5,724,433.60               2.99
  6.751 -  7.000..............           76               7,321,742.96               3.83
  7.001 -  7.250..............           12                 908,669.11               0.48
  7.251 -  7.500..............           10               1,194,474.42               0.62
  7.501 -  7.750..............            7                 543,212.89               0.28
  7.751 -  8.000..............           15               1,043,432.08               0.55
  8.001 -  8.250..............            5                 677,525.23               0.35
  8.251 -  8.500..............            1                  86,101.21               0.05
  8.501 -  8.750..............            2                 141,624.09               0.07
  8.751 -  9.000..............            3                 325,505.30               0.17
  9.001 -  9.250..............            1                  29,911.42               0.02
  9.251 -  9.500..............            2                 150,933.56               0.08
  9.501 -  9.750..............            2                 140,657.24               0.07
  9.751 - 10.000..............            1                  41,254.11               0.02
 10.251 - 10.500..............            1                 235,026.25               0.12
 11.001 - 11.100..............            1                  97,330.41               0.05
                                -----------------   -----------------------   --------------------
    Total.....................        1,432         $  191,234,079.71              100.00 %
                                =================   =======================   ====================

--------------

(1)The  weighted  average  Gross  Margin of the  Adjustable  Rate  Mortgage  Loans as of the Cut-off Date was
approximately 5.73%.



                            NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS

  NEXT ADJUSTMENT DATE              NUMBER OF          PRINCIPAL BALANCE         % OF AGGREGATE
                                  MORTGAGE LOANS     OUTSTANDING AS OF THE      PRINCIPAL BALANCE
                                                          CUT-OFF DATE         OF ADJUSTABLE RATE
                                                                                MORTGAGE LOANS AS
                                                                               OF THE CUT-OFF DATE
  ----------------------------   -----------------   -----------------------   --------------------

  09/01/98.....................          9                    $1,022,327.26          0.53 %
  09/03/98.....................          1                       130,742.70          0.07
  09/08/98.....................          1                        58,127.98          0.03
  09/16/98.....................          1                        99,747.34          0.05
  09/23/98.....................          1                        29,481.08          0.02
  09/24/98.....................          1                        93,933.64          0.05
  10/01/98.....................         18                     1,783,611.38          0.93
  10/06/98.....................          1                        70,831.67          0.04
  11/01/98.....................         23                     3,737,900.21          1.95
  11/28/98.....................          1                       130,685.52          0.07
  11/29/98.....................          2                        45,336.97          0.02
  12/01/98.....................         38                     5,808,729.94          3.04
  12/06/98.....................          1                       115,317.99          0.06
  12/10/98.....................          1                       105,820.04          0.06
  12/11/98.....................          1                        14,758.76          0.01
  12/30/98.....................          1                       125,482.76          0.07
  01/01/99.....................         36                     5,937,932.03          3.11
  01/14/99.....................          1                        85,161.42          0.04
  01/23/99.....................          1                        90,652.95          0.05
  01/28/99.....................          4                       274,199.60          0.14
  02/01/99.....................         31                     5,734,126.85          3.00
  02/02/99.....................          1                       146,314.24          0.08
  02/04/99.....................          1                        98,288.40          0.05
  02/05/99.....................          1                        39,899.77          0.02
  02/11/99.....................          1                        86,015.27          0.04
  02/15/99.....................          1                        33,627.32          0.02
  02/16/99.....................          1                        43,965.02          0.02
  02/27/99.....................          1                        43,755.51          0.02
  03/01/99.....................          5                     1,027,407.71          0.54
  03/15/99.....................          1                        47,916.92          0.03
  04/01/99.....................          2                       434,250.63          0.23
  05/01/99.....................          1                       110,986.79          0.06
  05/07/99.....................          1                       142,912.91          0.07



                   NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 % OF AGGREGATE
                                                                                PRINCIPAL BALANCE
                                                       PRINCIPAL BALANCE       OF ADJUSTABLE RATE
                                    NUMBER OF        OUTSTANDING AS OF THE      MORTGAGE LOANS AS
  NEXT ADJUSTMENT DATE            MORTGAGE LOANS          CUT-OFF DATE         OF THE CUT-OFF DATE
  ----------------------------   -----------------   -----------------------   --------------------

  06/01/99.....................          1                        74,397.18          0.04
  06/04/99.....................          1                        41,254.11          0.02
  06/16/99.....................          1                        59,596.27          0.03
  06/23/99.....................          1                        94,029.64          0.05
  07/01/99.....................          1                        97,330.41          0.05
  08/01/99.....................          4                       289,117.11          0.15
  08/06/99.....................          1                       214,383.92          0.11
  09/01/99.....................          4                       774,630.16          0.41
  10/01/99.....................          5                       894,363.99          0.47
  11/01/99.....................          4                     1,154,328.66          0.60
  12/01/99.....................          8                     2,109,560.75          1.10
  12/20/99.....................          1                        49,857.71          0.03
  01/01/00.....................          9                       958,860.16          0.50
  02/01/00.....................         30                     1,904,035.64          1.00
  03/01/00.....................         57                     6,413,919.52          3.35
  03/26/00.....................          1                       448,304.93          0.23
  04/01/00.....................        129                    15,694,844.84          8.21
  05/01/00.....................        170                    21,472,692.48         11.23
  06/01/00.....................        245                    30,215,474.60         15.80
  07/01/00.....................        252                    33,824,761.98         17.69
  08/01/00.....................        232                    32,208,276.28         16.84
  09/01/00.....................         75                    12,429,520.00          6.50
  03/01/01.....................          1                        27,302.07          0.01
  04/01/01.....................          2                       273,392.29          0.14
  06/01/01.....................          2                       239,185.59          0.13
  01/01/03.....................          1                       199,335.92          0.10
  05/01/03.....................          2                     1,153,976.21          0.60
  08/01/03.....................          1                       167,098.71          0.09
                                 -----------------   -----------------------   -----------------
  Total........................      1,432              $    191,234,079.71        100.00 %
                                  =================   =======================   ================


             INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                                             % OF AGGREGATE
                                                                                          PRINCIPAL BALANCE OF
                                                                  PRINCIPAL BALANCE          ADJUSTABLE RATE
           INITIAL FIXED TERM/                 NUMBER OF        OUTSTANDING AS OF THE     MORTGAGE LOANS AS OF
     SUBSEQUENT ADJUSTABLE RATE TERM         MORTGAGE LOANS          CUT-OFF DATE           THE CUT-OFF DATE
----------------------------------------    -----------------   -----------------------   ----------------------

One Year/Twenty-Nine Years.................           5              $      648,116.35          0.34 %
Two Years/Twenty-Eight Years...............       1,234                 161,793,211.24         84.60
Three Years/Twenty-Seven Years.............           5                     539,879.95          0.28
Five Years/Twenty-Five Years...............           4                   1,520,410.84          0.80
Six Months/Various.........................         184                  26,732,461.33         13.98
                                            -----------------   -----------------------   ----------------------
   Total...................................       1,432              $  191,234,079.71        100.00 %
                                            =================   =======================   ======================


                             PERIODIC RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                            % OF AGGREGATE
                                                                                         PRINCIPAL BALANCE OF
                                                                PRINCIPAL BALANCE           ADJUSTABLE RATE
                                             NUMBER OF        OUTSTANDING AS OF THE      MORTGAGE LOANS AS OF
        PERIODIC RATE CAP (%)              MORTGAGE LOANS          CUT-OFF DATE            THE CUT-OFF DATE
---------------------------------------   -----------------   -----------------------   ----------------------

1.00 .................................          1,427                $189,782,796.37         99.24 %
1.50..................................              4                   1,415,615.69          0.74
2.00..................................              1                      35,667.65          0.02
                                          -----------------   -----------------------   --------------------
   Total..............................          1,432                $191,234,079.71        100.00 %
                                          =================   =======================   ====================



                         INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                                            PRINCIPAL BALANCE
                                                                   PRINCIPAL BALANCE        OF ADJUSTABLE RATE
                                                NUMBER OF        OUTSTANDING AS OF THE      MORTGAGE LOANS AS
        INITIAL PERIODIC RATE CAP (%)         MORTGAGE LOANS          CUT-OFF DATE         OF THE CUT-OFF DATE
     -------------------------------------   -----------------   -----------------------   ---------------------

     1.00................................            195             $    28,067,988.04         14.68 %
     1.50................................              1                   1,075,990.85          0.56
     2.00................................          1,154                 151,031,765.13         78.98
     3.00................................             82                  11,058,335.69          5.78
                                             -----------------   -----------------------   -----------------
        Total............................          1,432             $   191,234,079.71        100.00 %
                                             =================   =======================   =================



THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Loan Rate on each Adjustable Rate Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date, (ii) as of the first business day of the month preceding the month of such Adjustment Date or (iii) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

     In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.


                             UNDERWRITING STANDARDS

     The Mortgage Loans will be acquired by the Depositor from the Seller on the Closing Date pursuant to a Mortgage Loan Purchase Agreement by and between Financial Asset Securities Corp. (the "Purchaser") and LMAC, Inc. (the "Seller"), dated as of September 1, 1998. All of the Mortgage Loans were originated or acquired by Ocwen Financial Services, Inc. (the "Originator"), a subsidiary of Ocwen Financial Corporation, in the ordinary course of its business. A portion of the Mortgage Loans, representing approximately 4.59% of the Mortgage Pool and 9.81% of the Fixed Rate Mortgage Loans and 2.67% of the Adjustable Rate Mortgage Loans (in each case by aggregate principal balance as of the Cut-off Date) were acquired by the Originator from Cityscape Corp. (such Mortgage Loans, the "CITYSCAPE LOANS"). The Seller, a wholly-owned finance subsidiary of Ocwen Financial Services, Inc., will acquire the Mortgage Loans from Ocwen Financial Services, Inc. in a transaction contemporaneous with the transfer of the Mortgage Loans from the Seller to the Depositor.

     Originator's Underwriting Standards. The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans originated by the Originator are also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders at any time (including at origination). The Originator, however, will not itself provide second lien financing on a mortgaged property.

     The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. A majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made within six months, one year, two years, three years, four years or five years from the date of origination of the related Mortgage Loan as described under "The Mortgage Pool--Mortgage Loan Statistics" above. Such charges may be waived or may be prohibited by State law. The amount of the prepayment charge is as provided in the related Mortgage Note but is generally equal to six months' interest on any amounts prepaid in excess of 20% of the then outstanding principal balance of the related Mortgage Loan in any 12 month period.

     As a result of the Originator's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the Originator's delinquency, foreclosure and loss experience than on those of lenders whose mortgage loans are originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 34.78%, 10.62%, 7.57% and 4.89%, respectively, of the Mortgage Loans, each by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are secured by Mortgaged Properties located in the States of California, Florida, Illinois and Michigan. If the California, Florida, Illinois or Michigan residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

     All originations by the Originator of one- to four-family residential mortgage loans are based on loan application packages submitted through approved correspondents and brokers. Such loan application packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable correspondent or broker and submitted to the Originator for approval and purchase. The correspondents and brokers receive all or a portion of the loan origination fee charged to the borrower at the time the loan is made. As part of their quality control procedures, the Originator maintains a file with respect to each correspondent and broker including a copy of such correspondent's or broker's license and reports of any complaints received with respect to such correspondent or their brokers.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. Properties that are to secure single-family mortgage loans are appraised or reviewed by qualified independent appraisers who are approved by the Originator's internal appraisal department. Such appraisers inspect the interior and/or exterior and appraise the subject property and report the property condition. Following each inspection, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and Freddie Mac. Every independent appraisal is reviewed by either the Originator or by another independent appraiser approved by the Originator before the mortgage loan is made and to the extent that such review appraisal determines a market value more than five percent less than the market value determined by the initial appraisal, such review appraisal is used in place of the initial appraisal.

     Except for the Cityscape Loans, the Mortgage Loans were underwritten by the Originator's regular lending divisions pursuant to the Originator's "Full Documentation," "Lite Documentation," and "Stated Income Documentation" residential loan programs. Under each of the programs, the Originator's regular lending divisions review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, review the credit history of the applicant, calculate the Debt Ratio to determine the applicant's ability to repay the loan, review the type and use of the property being financed and review the property for compliance with the Originator's standards. In determining the ability of the applicant to repay the loan, the Originator uses the interest rate of the loan being applied for (the "Qualifying Rate"). The Originator's underwriting standards are applied in a standardized procedure which complies with applicable federal and state laws and regulations and requires their underwriters and/or the in-house appraiser to be satisfied that the value of the property being financed, as indicated by an appraisal and a review appraisal, currently supports the outstanding loan balance.

     In general, the maximum loan amount for mortgage loans originated under the regular lending program is $750,000; however, mortgage loans on a case by case basis may be originated for a higher loan amount. None of the Mortgage Loans has a principal balance at origination higher than $1,925,000. The Originator underwrites one to four-family loans with Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and Debt Ratio, as well as the type and use of the property. Under each class of underwriting criteria, the maximum combined loan-to-value ratio at origination, including any then existing second deeds of trust subordinate to the Originator's first deed of trust, is 100%. The Originator, however, will not itself provide second lien financing on a mortgaged property. Generally, none of the mortgage loans originated or acquired by the Originator will be covered by a primary mortgage insurance policy.

     The Originator verifies the income of each borrower and the source of funds under their various programs as follows: under the Full Documentation program, borrowers are generally required to submit verification of stable income for a two year period. Under the Lite Documentation program, borrowers are generally required to submit verification of stable employment for the past six months. Under the Stated Income program, the borrowers may be qualified based upon the monthly income stated on the mortgage application, without verification. The income stated must be reasonable and customary for the borrower's line of work and a copy of the business license is required or other generally acceptable evidence of business conduct. Under all of the programs, the correspondent, or an Originator if originated by the Originator, generally performs a telephone verification of the borrower's employment. For self-employed borrowers the business location and telephone number must be confirmed through an independent source, such as directory assistance or a published telephone directory.

     The Originator generally uses the following categories and characteristics as guidelines to grade the mortgage loans:

         "A" RISK. Under the "A" risk category, account ratings cannot be greater than 30-days past due. A maximum of 0x30-day late payment in the last 12 months, and 1x30 day late payment in the last 24 months is acceptable (or 0x30 for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs). No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. All judgments, garnishments and liens of record must be paid in full at funding. No bankruptcies may have occurred during the preceding 24 months and no notice of default may have occurred in the preceding 36 months. All bankruptcies must have been discharged or dismissed. Two years re-established excellent credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property originated under the Full Documentation program. All nonowner occupied loans have a maximum Loan-to-Value Ratio of 80% (or 75% and 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs, respectively). The required Debt Ratio is 45% or less.

         "A-" RISK. Under the "A-" risk category, account ratings cannot be greater than 30-days past due. A maximum of 2x30-day late payments in the last 12 months is acceptable on a mortgage loan. No 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. No notice of default may have occurred in the preceding 24 months. One year of reestablished credit since discharge or dismissal is required. A maximum Loan-to-Value Ratio of 90% (or 85% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) is permitted for a mortgage loan on a single family owner occupied property. A maximum of 85% Loan-to-Value Ratio is permitted for a mortgage loan on an owner occupied condominium or two-to-four family residential property under the Full Documentation program only. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 80% under the Full Documentation program or 75% under the Lite Documentation program (or 70% for mortgage loans originated under the Stated Income program).
     The maximum Debt Ratio is 50%.

         "B" RISK. Under the "B" risk category, account ratings cannot be greater than 60-days past due. A maximum of 4x30 or 2x30 and 1x60 day late payments in the last 12 months is acceptable on a mortgage loan. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. All judgments, garnishments and liens of record must be paid in full at funding. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. No bankruptcies may have occurred in the preceding 12 months. All bankruptcies must have been discharged or dismissed. One year's re-established credit since discharge of dismissal is required. No notice of default may have occurred in the preceding 24 months. A maximum Loan-to-Value Ratio of 85% (or 80% for mortgage loans originated under the Lite Documentation program or 80% under the Stated Income Documentation program) is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 75% under the Full Documentation, 70% under the Lite Documentation and 65% under the Stated Income Documents programs. The maximum Debt Ratio is 55% for Loan-to-Value Ratios equal to or less than 70% and 50% for Loan-to-Value Ratios greater than 70%.

         "C" RISK. Under the "C" risk category, account ratings cannot be greater than 90-days past due. The majority of the credit must not be currently delinquent. A maximum of 6x30 or 3x30 and 1x60 or 2x30 and 1x90 day late payments in the last 12 months is acceptable. For purposes of determination whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. When the Loan-to-Value Ratio is equal to 80% or less, judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. A mortgagor may be in Chapter 11 or Chapter 13 bankruptcy proceedings immediately prior to the mortgage loan by the Originator or have been in bankruptcy proceedings within the preceding one year if the mortgagor has remained current on existing mortgage loan payments for the preceding twelve months, has emerged from such bankruptcy proceedings prior to or contemporaneously with the making of such mortgage loan by the Originator and the Loan-to-Value Ratio of the mortgage loan extended by the Originator does not exceed 70%. No notice of default may have occurred in the preceding 12 months. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 70% under the Full Documentation, 65% under the Lite Documentation and 60% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

         "D" RISK. Under the "D" risk category, account ratings cannot be greater than 180-days past due in the last 12 months. A maximum 120 days past due (or over 120 days with a Loan-to-Value ratio of 70% or less) in the last 12 months is acceptable. No notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor cannot be currently in bankruptcy on a purchase but a recent discharge or dismissal is allowed. On refinances the mortgagor can be currently in a Chapter 11 or 13 bankruptcy. The proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 75% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

         "D-" RISK. Under the "D-" risk category, account ratings are not taken into consideration. Notice of sale can be filed on any notice of default. For purposes of determining whether a prospective mortgagor has been 30-days late, the Originator uses a "rolling 30-day period," i.e., the Originator generally will consider a continuous sequence of 30-day late payments as a single 30-day late payment. An existing mortgage loan is not required to be current at the time the application is submitted. Judgments and collections that do not appear in the public records need not be paid on rate/term refinances (no cash to borrowers) and purchases only. The mortgagor can be currently in bankruptcy and proceeds can be used to obtain the bankruptcy discharge. A maximum Loan-to-Value Ratio of 70% is permitted for an owner occupied mortgage loan regardless of the property type. Non-owner occupied loans have a maximum Loan-to-Value Ratio of 60% under the Full Documentation, 55% under the Lite Documentation and 50% under the Stated Income Documentation programs. The maximum Debt Ratio is 60%.

         Exceptions. As described above the Originator uses the foregoing categories and characteristics as guidelines only. On a case by case basis only, the Originator may determine that the prospective mortgagor warrants a risk upgrade or an exception from certain requirements of a particular risk category. A one level credit upgrade in "B" and "C" risk grade loans only may be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio, stable employment, ownership of current residence of 5 or more years and condition of the property. An exception may also be granted if the applicant has tendered a minimum down payment of 20% or more, the new loan reduces the applicant's housing expense by more than 25% and if the mortgage credit history is rated 0x30 or 1x30 in the last 12 months. In addition, certain of the Mortgage Loans were graded by the Originator by means of a proprietary automated risk grading system that may upgrade or downgrade the risk grading accorded a loan on the basis of certain compensating or countervailing factors.

     Cityscape and Cityscape Underwriting Standards. Cityscape Corp.'s ("Cityscape") underwriting guidelines, similar to the Originator's underwriting guidelines, focused primarily on the prior mortgage delinquency history and general credit history of the borrower, debt ratios and loan-to-value ratios. However, the relative weighting of such factors by Cityscape may have varied from the weightings accorded such factors by the Originator. Based upon an examination of the loan files relating to the Cityscape Loans and written underwriting guidelines provided by Cityscape to the Originator in connection with the acquisition by the Originator of the Cityscape Loans, the Originator believes that the Cityscape underwriting guidelines were not materially less strict than the underwriting guidelines observed by the Originator in originating its own mortgage loans. However, the Originator did not reunderwrite the Cityscape Loans in connection with such acquisition and makes no representation or warranty regarding the compliance by Cityscape with the written Cityscape underwriting guidelines supplied to the Originator or the actual underwriting guidelines observed by Cityscape.

     The Originator will make representations and warranties with respect to all of the Mortgage Loans as of the Closing Date. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties has occurred (other than those breaches which have been cured).


                               THE MASTER SERVICER

     Pursuant to the terms of the Pooling and Servicing Agreement, Ocwen Financial Services, Inc. will act as master servicer. In connection with its duties under the Pooling and Servicing Agreement, Ocwen Financial Services, Inc. will appoint Ocwen Federal Bank FSB as subservicer. See "Ocwen Federal Bank FSB" below.


                             OCWEN FEDERAL BANK FSB

     The information set forth in the following paragraphs has been provided by Ocwen Federal Bank FSB. None of the Depositor, the Trustee, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     Ocwen Federal Bank FSB ("Ocwen"), a federally-chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida, will serve as the Special Servicer and the Subservicer for the Mortgage Loans (in such capacities, the "Special Servicer" and the "Subservicer," respectively). Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. As of June 30, 1998, Ocwen had approximately $2.6 billion in assets, approximately $2.4 billion in liabilities and approximately $257 million in equity. As of June 30, 1998, Ocwen's tangible and leveraged capital ratio was approximately 9.64% and its risk-based capital ratio was approximately 16.11%. For the four quarters ended June 30, 1998, Ocwen's income from continuing operations was approximately $65.1 million.

     In its capacity as subservicer, Ocwen will perform the day-to-day servicing duties on behalf of the Master Servicer. Compensation to the subservicer will be paid by the Master Servicer from the Servicing Fee.

     Pursuant to the terms of the Pooling and Servicing Agreement, when a Mortgage Loan becomes 90 days or more delinquent, the responsibility for servicing such Mortgage Loan will be transferred to the Special Servicer. The Special Servicer shall maintain responsibility for the servicing of such Mortgage Loan until it is liquidated. As compensation for its services under the Pooling and Servicing Agreement, the Special Servicer will be entitled to receive the Servicing Fee in connection with the Mortgage Loans serviced by it (each, a "Specially Serviced Mortgage Loan"). In addition, the Special Servicer is entitled to a fee in connection with the liquidation of Specially Serviced Mortgage Loans (the "Special Servicer Incentive Fee") which will be paid prior to liquidation proceeds being distributed to Certificateholders and to additional compensation (the "Special Servicer Fee") with respect to each Specially Serviced Mortgage Loan.

     The  Special  Servicer  Fee will  equal  the sum of (a) $166 per  Specially
Serviced Mortgage Loan payable immediately upon such Mortgage Loan becoming a Specially Serviced Mortgage Loans, and (b) upon such Specially Serviced Mortgage Loan becoming 150 days or more delinquent, $166 per month for the next twelve months regardless of whether such Specially Serviced Mortgage Loan is cured. Pursuant to the terms of the Pooling and Servicing Agreement, the Special
Servicer Fee will be paid after distributions are made to the Offered Certificateholders.

     The major  business  of the Special  Servicer  has been the  resolution  of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ("HUD") through HUD's auction of defaulted FHA Loans.

     The  following  table sets  forth,  for  Ocwen's  subprime  loans (the "BCD
Mortgage  Loans")  servicing  portfolio  serviced by the Special  Servicer as of
December 31, 1996, as of December 31, 1997 and as of June 30, 1998, certain information relating to the delinquency experience (including loans in foreclosure included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports which will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.

     The following tables set forth, for the BCD Mortgage Loan servicing portfolio derived from the Special Servicer as of December 31, 1996, as of December 31, 1997 and as of June 30, 1998, certain information relating to the foreclosure, REO and loan loss experience of BCD Mortgage Loans included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods.




                                                      DELINQUENCIES AND FORECLOSURES
                                                          (DOLLARS IN THOUSANDS)
             -----------------------------------------------------------------------------------------------------------------------
                             AS OF                                   AS OF                                    AS OF
                       DECEMBER 31, 1996                       DECEMBER 31, 1997                          JUNE 30, 1998
             --------------------------------------  ---------------------------------------  --------------------------------------
                                           PERCENT                                  PERCENT                                 PERCENT
                           BY     PERCENT     BY                    BY     PERCENT     BY                   BY     PERCENT     BY
               BY NO.    DOLLAR    BY NO.   DOLLAR     BY NO.     DOLLAR    BY NO.   DOLLAR     BY NO.    DOLLAR    BY NO.   DOLLAR
              OF LOANS   AMOUNT   OF LOANS  AMOUNT    OF LOANS    AMOUNT   OF LOANS  AMOUNT    OF LOANS   AMOUNT   OF LOANS  AMOUNT
              --------  --------- -------- --------   --------- ---------- -------- --------   -------- ---------- -------- --------

Total
Portfolio...    2,834   $305,085  100.00%  100.00%      21,827  $2,318,261  100.00%  100.00%     49,838 $4,279,751  100.00%  100.00%

Period
of
Delinquency:

 30-59 Days...     07     10,554    3.78%    3.46%         437      41,429    2.00%    1.79%      1,043     89,423    2.09%    2.09%

 60-89 Days...     38      4,321    1.34%    1.42%         171      17,803    0.78%    0.77%        609     58,255    1.22%    1.36%

 90 Days or
  more........    138     17,969    4.87%    5.89%         302      36,878    1.38%    1.59%      1,324    128,226    2.66%    3.00%

Total Delinquent
 Loans........    283     32,844    9.99%   10.77%         910      96,110    4.17%    4.15%      2,976    275,904    5.97%    6.45%

Loans in
 Foreclosure(1)   136     17,805    4.80%    5.84%         281      34,663    1.29%    1.50%      1,091    113,505    2.19%    2.65%


----------
(1) Loans in foreclosure  are also included under the heading "Total  Delinquent Loans."




                                                    REAL ESTATE OWNED
                                                  (DOLLARS IN THOUSANDS)
                           --------------------------------------------------------------------
                                AS OF                    AS OF                    AS OF
                           DECEMBER 31, 1996      DECEMBER 31, 1997           JUNE 30, 1998
                           --------------------------------------------------------------------

                             BY NO.       BY      BY NO.       BY          BY NO.        BY
                              OF        DOLLAR     OF        DOLLAR         OF         DOLLAR
                             LOANS      AMOUNT    LOANS      AMOUNT        LOANS       AMOUNT
                           --------------------------------------------------------------------

Total Portfolio..........     2,834     $305,085  21,827    $2,318,261     49,838    $4,279,751
Foreclosed Loans(1)......        34        3,329      66         7,387        115        13,092
Foreclosed Ratio(2)......     1.20%        1.09%   0.30%         0.32%      0.23%         0.31%

----------
(1)  For the purposes of these tables,  Foreclosed  Loans  means  the  principal balance of mortgage  loans  secured  by  mortgaged  properties the title to which has been acquired by the Special Servicer.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, or mortgage loans in the total portfolio at the end of the indicated period.




                                                        LOAN GAIN/(LOSS) EXPERIENCE
                                                          (DOLLARS IN THOUSANDS)
                                       ----------------------------------------------------------------------
                                               AS OF                    AS OF                   AS OF
                                         DECEMBER 31, 1996        DECEMBER 31, 1997         JUNE 30, 1998
                                       -----------------------  -----------------------  --------------------
Total Portfolio (1)................           $305,085               $2,318,261                $4,279,751
Net Gains/(Losses) (2).............                 24                  (1,209)                   (2,103)
Net Gains/(Losses) as a                           0.01%                  (0.05)%                   (0.05)%
Percentage of Total Portfolio...

(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.


     It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the Special Servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Special Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The Special Servicer commenced receiving applications for mortgage loans under its BCD Mortgage Loan program in December 1994. Accordingly, the Special Servicer (whether as an originator or acquirer of mortgage loans or as a servicer of such mortgage loans) does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the Mortgage Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Special Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

CERTAIN RIGHTS RELATED TO FORECLOSURE AND THE SPECIAL SERVICER

     Certain rights in connection with foreclosure of defaulted Mortgage Loans will be granted to the holder of the Class OC Certificates (the "Directing
Holder"), which is initially expected to be an affiliate of the Special Servicer. Such rights will include the right to recommend foreclosure or alternatives to foreclosure, and, if such recommendation is not accepted by the Special Servicer, to purchase such Mortgage Loans from the Trust Fund. Any such purchase may affect the yields to maturity of the Offered Certificates.

     The Directing Holder will also have the right to terminate the rights and obligations of the Special Servicer under a special servicing agreement at any time, without cause, and to appoint a successor special servicer, provided that
(i) such successor is reasonably acceptable to the Master Servicer and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.

     The rights of the Directing Holder may be transferred to any future holder of the Class OC Certificates if, prior to such transfer, (i) the Special Servicer consents thereto and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that the transfer of such rights to the proposed transferee will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.


                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Trust Fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the applicable Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Loan Rate as well as other information.

     The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver or cause to be delivered true and correct copies thereof, together with a lost note affidavit executed by the Seller.

     Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate (net of the Servicing Fee Rate) through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer or the Special Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate, with respect to a Fixed Rate Mortgage Loan, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan or, with respect to an Adjustable Rate Mortgage Loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will service and administer the Mortgage Loans as more fully set forth herein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND
DISTRIBUTION ACCOUNT

     The Master Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date.

     An "Eligible Account" is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by Standard & Poor's (or comparable ratings if Moody's and Standard & Poor's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance
Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee Rate, that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure, and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

     Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling and Servicing Agreement. The Trustee will initially serve as custodian of the Mortgage Loans.

     The principal compensation (the "Trustee Fee") to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to accrued interest at the "Trustee Fee Rate" of 0.00875% per annum on the Principal Balance of each Mortgage Loan. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of Trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation (the "Servicing Fee") to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees (other than prepayment penalties), including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts. The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement.

     With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full or in part was applied during the related Due Period, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the related Due Period.

VOTING RIGHTS

     With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Offered Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Offered Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer, the Special Servicer and the Trustee and the holders of a majority in interest of any Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Offered Certificate without the consent of the holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any Class of the Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Offered Certificates of such Class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

TERMINATION

     The Majority Residual Interestholder (or if such holder does not exercise such option, the Master Servicer) will have the right to repurchase all remaining Mortgage Loans and REO Properties and thereby effect the early retirement of the Certificates, on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the Maximum Collateral Amount. In the event that the option is exercised, the repurchase will be made at a price generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is distributed plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer or Special Servicer. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such repurchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer or the Special Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at the Purchase Price for such Mortgage Loan.

EVENTS OF DEFAULT

     Events of Default will consist, among other things, of: (i) (a) any failure by the Master Servicer to make an Advance and (b) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Master Servicer; (ii) any failure of the Master Servicer to make any Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Master Servicer has knowledge of such failure or (y) written notice of such failure is given to the Master Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations or (v) cumulative Realized Losses as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of the holders of Offered Certificates evidencing not less than 51% of the Voting Rights may terminate all of the rights and obligations of the Master Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

     No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered reasonable indemnity to the Trustee.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Master Servicer and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     Ocwen Mortgage Loan Trust 1998-OFS3 will issue the Class A Certificates (the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Subordinate Certificates"), (iv) The Class OC Certificates and (v) the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates (collectively, the "Offered Certificates"), the Class OC Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

     The Class A, Class M-1, Class M-2 and Class B Certificates will have the respective Original Certificate Principal Balances specified on the cover hereof. The aggregate of the Original Certificate Principal Balances of the Offered Certificates is $261,648,739.

     The Class R Certificates will have an Original Certificate Principal Balance of $100 and will accrue interest thereon at the Pass-through Rate applicable to the Class A Certificates.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each Class may be issued in a denomination which is not an integral multiple thereof). The assumed final maturity dates for the Classes of Offered Certificates are the applicable Distribution Dates set forth in the table below:

               CLASS                             ASSUMED FINAL MATURITY DATES
---------------------------------------     -----------------------------------

        Class A..........................               October 25, 2029
        Class M-1........................               October 25, 2029
        Class M-2........................               October 25, 2029
        Class B..........................               October 25, 2029

     Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing on October 26, 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Business Day immediately preceding the related Distribution Date (each, a "Record Date").

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Offered Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Cedel Bank, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

     Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Cedel holds securities for its customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

     Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

     Euroclear  was  created  in 1968 to hold  securities  for its  participants
("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  participant  will  be
responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company or the Trustee is unable to locate a qualified successor, (b) the Company, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Company, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described herein, distributions on the Certificates will be made on each Distribution Date from Available Funds and will be made to the Classes of Certificates (subject to the prior payment of interest and principal distributions to the Class R Certificates on the first Distribution Date as described herein) in the following order of priority: (i) to interest on each Class of Offered Certificates in the priority and subject to the limitations described under "--Allocation of Available Funds" herein; (ii) to current principal of the Classes of Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Allocation of Available Funds"; (iii) to principal of the Classes of Certificates then entitled to receive distributions of principal in order to maintain the Overcollateralization Target Amount; (iv) to unpaid interest and the Loss Reimbursement Entitlement in the order and subject to the priorities described herein under "--Allocation of Available Funds", (v) to the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the Class OC Certificates, in each case subject to certain limitations set forth herein under "--Allocation of Available Funds" and
(vi) any remaining amounts to the holders of the Class R Certificates.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each Class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer and the Special Servicer, of (i) the aggregate amount of monthly payments on the related Mortgage Loans due on the related Due Date and received by the Trustee on or prior to the related Determination Date, after deduction of the Servicing Fee and the Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment penalties and (iii) all Advances with respect to the related Mortgage Loans received by the Trustee for such Distribution Date.

     The "Prepayment Period" with respect to any Distribution Date is the period commencing on the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the day following the Cut-off Date) and ending on the Determination Date relating to such Distribution Date.

     On each Distribution Date, the Trustee will withdraw from the Distribution Account all Available Funds then on deposit therein and will distribute the same in the following order of priority (provided, however, on the first Distribution Date, the Trustee will first distribute interest and principal due on the Class R Certificates):

     (i) to the holders of each Class of Offered Certificates in the following order or priority:

         (a)   concurrently,   to  the   Senior   Certificates,   the   Interest
     Distributable Amount for such Class for such Distribution Date; and

         (b) sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the related Monthly Interest Distributable Amount for such Distribution Date;

     (ii) from the Principal Distribution Amount (giving effect first to the component of the Principal Distribution Amount equal to the Basic Principal Distribution Amount and then to the component of the Principal Distribution Amount equal to the Extra Principal Distribution Amount pursuant to clause
(iii)(a) below):

         (a) on each Distribution Date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, sequentially to the holders of the Class A, Class M-1, Class M-2 and Class B Certificates, in that order, the respective Class Principal Distribution Amount; or

         (b)    on each  Distribution Date (1) on or after the Stepdown Date and
                (2) as long as a Trigger Event is not in effect, to the holders of the Class or Classes of Offered Certificates then entitled to distribution of principal, in an amount equal to in the aggregate the Principal Distribution Amount in the following amounts and order of priority:

                     (1) the lesser of (x) the Principal Distribution Amount and
                (y) the Class A Principal Distribution Amount to the Class A Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                     (2) the  lesser  of (x)  the  excess  of (i) the  Principal
                Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(b)(1) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                     (3) the  lesser  of (x)  the  excess  of (i) the  Principal
                Distribution Amount over (ii) the sum of the amounts distributed to the Class A Certificateholders in clause (ii)(b)(1) above and to the Class M-1 Certificateholders in clause (ii)(B)(2) above and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

                     (4) the  lesser  of (x)  the  excess  of (i) the  Principal
                Distribution Amount over (ii) the sum of the amounts distributed to the Class A Certificateholders in clause (ii)(b)(1), the amount distributed to the Class M-1 Certificateholders in clause
                (ii)(b)(2) and the amount distributed to the Class M-2 Certificateholders in clause (ii)(b)(3) above and (y) the Class B Principal Distribution Amount, to the Class B Certificateholders, until the Certificate Principal Balance thereof is reduced to zero;

     (iii) any amounts  remaining after the distributions in clauses (i) through
(ii) above shall be distributed in the following order of priority:

         (a)  to  fund  the  Extra  Principal   Distribution   Amount  for  such
     Distribution Date to be paid as a component of the Principal Distribution Amount in the same order of priority described in clause (ii) above;

         (b) to the Class M-1 Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

         (c) to the Class M-2 Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

         (d) to the Class B Certificateholders, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Entitlement, if any, for such Distribution Date;

         (e) to the Special Servicer, the amount of any accrued and unpaid Special Servicing Fee, if any;

         (f) to the holders of the Class OC Certificates for deposit into the Excess Reserve Fund Account first to cover any Basis Risk Shortfall Amount and then to cover any Required Reserve Amount, and then to be released to the holders of the Class OC Certificates, such amounts, if any, as described in the Pooling and Servicing Agreement;

         (g) to the Master Servicer, the Extra Master Servicing Fee, as defined in the Pooling and Servicing Agreement; and

     (iv) to the holders of the Class R Certificates, the remaining amount.

     On each Distribution Date, all amounts representing prepayment penalties received during the related Due Period will be distributed to the holders of the Class OC Certificates.

DEFINITIONS

     The "Accrual Period" for the Offered Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date; provided, however, that the initial Accrual Period for the Offered Certificates will be the actual number of days included in the period commencing on the Closing Date and ending on and including October 25, 1998.

     The "Allocable Loss Amount" with respect to each Distribution Date means the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all Classes of Offered Certificates (after giving effect to all distributions on such Distribution Date) over (b) the Pool Principal Balance as of the end of the preceding Due Period.

     The "Basic Principal Distribution Amount" means with respect to any Distribution Date the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

     The "Call Option Date" is the first Distribution Date on which the Pool Principal Balance is less than or equal to 10% of the Maximum Collateral Amount.

     The "Certificate Principal Balance" of any Class of Offered Certificates, as of any Distribution Date, will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) with respect to any Mezzanine Certificates and the Class B Certificates, all related Allocable Loss Amounts applied in reduction of principal of such Certificates on all prior Distribution Dates.

     "Class A Principal  Distribution  Amount" means as of any Distribution Date
(a) prior to the Stepdown Date or with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class A Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 66.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,308,244.

     "Class M-1 Principal Distribution Amount" means as of any Distribution Date
(a) with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,308,244.

     "Class M-2 Principal Distribution Amount" means as of any Distribution Date
(a) with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class M-2 Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 87.30% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,308,244.

     "Class B Principal  Distribution  Amount" means as of any Distribution Date
(a) with respect to which a Trigger Event is in effect, the lesser of (i) 100% of the Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class B Certificates and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2
Certificates  (after  taking into account the payment of the Class M-2 Principal
Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $1,308,244.

     The "Delinquency Percentage," with respect to any Distribution Date and the related Due Period, is the fraction, expressed as a percentage, the numerator of which is the aggregate of the Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or relating to REO Properties as of the close of business on the last day of the related Due Period and the denominator of which is the Pool Principal Balance as of the close of business on the last day of such Due Period.

     A Mortgage Loan is "Delinquent" if any monthly payment due thereon is not made by the close of business on the day such monthly payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent", etc.

     A "Due Period" with respect to the any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the General Excess Available Amount for such Distribution Date and
(y) Overcollateralization Deficiency Amount for such Distribution Date.

     The "General Excess Available Amount" means with respect to each Distribution Date is the amount, if any, by which the Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to clauses (i) and (ii) under "--Allocation of Available Funds" above (other than the Extra Principal Distribution Amount).

     The "Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the sum of (i) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "Loss Reimbursement Entitlement" means, with respect to any Distribution Date and the Class M-1 Certificates, Class M-2 Certificates or Class B Certificates, the amount of Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance of such Class and not reimbursed pursuant to "--Allocation of Available Funds" above as of such Distribution Date.

     The "Maximum Collateral Amount" means the Pool Principal Balance as of the Cut-off Date.

     The "Monthly Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount but without giving effect to any Allocable Loss Amounts on such Distribution Date.

     "Overcollateralization Release Amount" means, with respect to any Distribution Date on or after the Stepdown Date on which an Overcollateralization Stepdown Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied to as a principal payment on the Offered Certificates on such Distribution Date over
(ii) the Overcollateralization Target Amount for such Distribution Date.

     The "Overcollateralization Target Amount" means with respect to (a) any Distribution Date occurring prior to the Stepdown Date, an amount equal to 3.10% of the Maximum Collateral Amount; and (b) with respect to any Distribution Date on or after the Stepdown Date and (A) as long as a Trigger Event is not in effect, an amount equal to the greater of (x) 6.20% of the Pool Principal Balance as of the end of the related Due Period and (y) approximately $1,308,244 or (B) for so long as a Trigger Event is in effect, the Overcollateralization Target Amount for the preceding Distribution Date.

     The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (i) the Pool Principal Balance on the last day of the immediately preceding Due Period exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date after giving effect to distributions to be made on such Certificates on such Distribution Date.

     The "Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount for such Distribution Date.

     A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected on the Mortgage Loans by the Master Servicer in the related Due Period, (ii) the principal portion of all partial and full principal prepayments of such Mortgage Loans applied by the Master Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during such Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, required to be deposited to the Collection Account during such Due Period, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account during such Due Period, and (vi) on the Distribution Date on which the Trust Fund is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price, in respect of principal.

     A "Realized Loss" with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan") is (i) the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Master Servicer or Special Servicer for related Advances, Servicing Advances, Servicing Fees and the Special Servicer Incentive Fee (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, (a) in the case of a reduction of the principal balance of a Mortgage Loan, the amount of such principal reduction, and (b) in the case of a reduction in the scheduled payments of principal and interest of a Mortgage Loan, the net present value (using as the discount rate the higher of the Loan Rate on such Mortgage Loan or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

     The  "Rolling   Delinquency   Percentage"   means,   with  respect  to  any
Distribution Date, the average of the Delinquency Percentages with respect to the last day of each of the three immediately preceding Due Periods.

     The "Senior Credit Enhancement Percentage," with respect to any Distribution Date, is the percentage obtained by dividing (i) the sum of (a) the aggregate of the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates and (b) the Overcollateralized Amount, in each case after giving effect to the distributions of principal on such Distribution Date, by (ii) the Pool Principal Balance as of the end of the related Due Period.

     The "Senior Specified Enhancement Percentage" on any date of determination thereof means 33.20%.

     The "Stepdown Date" means the earlier of (A) the Distribution Date on which the Certificate Principal Balance of the Senior Certificates equals zero and (B) the later to occur of (x) the Distribution Date in October 2001 and (y) the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only using the Pool Principal Balance as of the end of the related Due Period but prior to any application of Principal Distribution Amount to the Certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

     A "Trigger Event" has occurred on any Distribution Date, if the Rolling Delinquency Percentage exceeds 42% of the Senior Credit Enhancement Percentage for such Distribution Date.

     An "Overcollateralization Stepdown Trigger Event" means the occurrence on any Distribution Date of both of the following: (i) the Cumulative Loss Trigger has occurred and (ii) the Trigger Event has occurred.

     The "Cumulative Loss Trigger" has occurred on a Distribution Date if cumulative Realized Losses as of such Distribution Date exceed the percentages of the Maximum Collateral Amount set forth below with respect to such Distribution Date.

                                                               PERCENTAGE OF
                                                                 THE MAXIMUM
DISTRIBUTION DATE                                             COLLATERAL AMOUNT
-----------------                                             -----------------

October 1998 to September 2001..................................     1.50%
October 2001 to September 2002..................................     2.25%
October 2002 to September 2003..................................     2.75%
October 2003 to September 2004..................................     3.20%
October 2004 to September 2005..................................     3.50%
October 2005 and thereafter.....................................     3.75%

     The "Unpaid Interest Shortfall Amount" means (i) for each Class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each Class and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

PASS-THROUGH RATES

     The Pass-Through Rate for each Class of Offered Certificates for a particular Distribution Date is a per annum rate equal to the lesser of (a) the sum of (i) One-Month LIBOR on the related LIBOR Determination Date (as defined herein) and (ii) the related Pass-Through Margin and (b) the Available Funds Cap. The Pass-Through Margins for the Class A, Class M-1, Class M-2 and Class B Certificates will be equal to 0.31% (31 basis points), 0.50% (50 basis points), 0.75% (75 basis points), and 1.85% (185 basis points), respectively, until the first Distribution Date following the Call Option Date, and 0.62% (62 basis points), 0.75% (75 basis points), 1.125% (112.5 basis points) and 2.775% (277.5 basis points), respectively, on and after such Distribution Date. As to any Distribution Date, the "Available Funds Cap" is a rate per annum equal to the weighted average of the Loan Rates on the Mortgage Loans outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate. The sum of the Servicing Fee Rate and the Trustee Fee Rate will be approximately 0.50875%. The "Call Option Date" is the first Distribution Date on which the Pool Principal Balance (as defined herein) is less than or equal to 10% of the Maximum Collateral Amount (as defined herein). The Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates for the Distribution Date in October 1998 will be 5.69672%, 5.88672%, 6.13672% and 7.23672%, respectively, per annum. See "Calculation of One-Month LIBOR" herein.

     If on any Distribution Date, the Pass-Through Rate for any Class of Offered Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Available Funds Cap, up to the Maximum Cap, over (ii) the amount of interest such Class of Offered Certificates received on such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Class of Offered Certificates, without giving effect to the Available Funds Cap) is the "Basis Risk Shortfall Amount" for such Class of Offered Certificates. Any Basis Risk Shortfall Amount on any Class of Offered Certificates will be paid on future Distribution Dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described herein). The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

     The "Maximum Cap" for any Distribution Date is a per annum rate equal to the weighted average of the Loan Rate on the Fixed Rate Mortgage Loans and the Maximum Loan Rate on the Adjustable Rate Mortgage Loans, in each case outstanding as of the first day of the related Due Period, net of the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period following the initial Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee (except for the first Accrual Period) will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Offered Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with, the Depositor, the Master Servicer or any successor Master Servicer. The One-Month LIBOR value for the initial Accrual Period will be 5.38672% per annum.

     On each LIBOR Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Trustee as follows:

         (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or
     (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     Following any reduction of the Overcollateralized Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Certificate Principal Balances of the Class B Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero. The Certificate Principal Balance of the Senior Certificates will not be reduced by any application of Allocable Loss Amounts. The reduction of the Certificate Principal Balance of any applicable Class of Offered Certificates by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement Entitlement. Each such Class of Offered Certificates will be entitled to receive its Loss Reimbursement Entitlement, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Entitlements will not reduce the Certificate Principal Balance of the related Class or Classes.

EXCESS RESERVE FUND ACCOUNT

     The Pooling and Servicing Agreement establishes an account (the "Excess Reserve Fund Account"), which is held in trust, as part of the Trust Fund, by the Trustee on behalf of the Offered Certificateholders. The Excess Reserve Fund Account will not be an asset of any REMIC. Certificateholders of each Class of Offered Certificates in the order of their priority of payment will be entitled to receive payments from the Excess Reserve Fund Account to the extent of amounts on deposit therein pursuant to the Pooling and Servicing Agreement in an amount equal to any Basis Risk Shortfall Amount for such Class of Certificates. On the Closing Date, $1,000 will be deposited into the Excess Reserve Fund Account. Thereafter, if the Available Funds Cap exceeds One-Month LIBOR by less than 0.25%, the amount to be held in the Excess Reserve Fund Account (the "Required Reserve Amount") on any Distribution Date thereafter shall equal the greater of (i) 0.50% of the outstanding Class Certificate Balance of the Offered Certificates as of such Distribution Date and (ii) $5,000 and shall be funded from amounts otherwise to be paid to the Class OC Certificates. Any distribution by the Trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable Distribution Date.

     Amounts on deposit in the Excess Reserve Fund Account in excess of $5,000 will be released therefrom and distributed to the holders of the Class OC Certificates on any Distribution Date on which the Available Funds Cap exceeds One-Month LIBOR by 0.25% or more.

REPORTS TO CERTIFICATEHOLDERS OF THE CERTIFICATES

     On each Distribution Date, the Trustee will forward to each holder of a Certificate and the Rating Agency a statement generally setting forth:

                (i) the amount of the distributions, separately identified, with respect to each Class of the Offered Certificates;

                (ii) the amount of such distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

                (iii) the amount of such distributions set forth in clause (i) allocable to interest and the calculation thereof;

                (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each Class of Offered Certificates, separately identified;

                (v)    the     Overcollateralization     Target    Amount    and
         Overcollateralized Amount as of such Distribution Date;

                (vi) the Certificate Principal Balance of each Class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

                (vii) the Pool Principal Balance at the end of the related Due Period;

                (viii) the amount of the Servicing Fee paid to or retained by the Master Servicer and the amount of compensation paid to the Special Servicer;

                (ix) the amount of the Trustee Fee paid to the Trustee;

                (x)  the amount of Advances for the related Due Period;

                (xi) the number and aggregate Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

                (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, the Principal Balance of such Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

                (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

                (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

                (xv) the cumulative amount of Realized Losses;

                (xvi) any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                (xvii) the Allocable Loss Amounts, if any, allocated to each Class of the Mezzanine and Subordinate Certificates and the Loss Reimbursement Entitlement owing to each Class of Mezzanine and Subordinate Certificates outstanding after giving effect to distributions thereof on such Distribution Date;

                (xviii)   whether  a  Trigger  Event  or   Overcollateralization
         Stepdown Trigger Event has occurred and is continuing;

                (xix) the amount of the Extra Principal Distribution Amount;

                (xx)  the   Pass-Through   Rate  for  each   Class  of   Offered
         Certificates for such Distribution Date; and

                (xxi) the amount on deposit in the Excess Reserve Fund Account on such Distribution Date and the Basis Risk Shortfall Amount owing to each Class of Offered Certificates after giving effect to distributions thereof on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yield to maturity of the Offered Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Certificateholders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of such losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Master Servicer). Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Fixed Rate Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with fixed rate Mortgage Loans, the Adjustable Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with Adjustable Rate Mortgage Loans may be inclined to refinance their Adjustable Rate Mortgage Loans with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the fixed rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the Adjustable Rate Mortgage Loans will not have their initial Adjustment Date for one to five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Adjustable Rate Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, the General Excess Available Spread will be applied as distributions of principal of the Class or Classes of Certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of the General Excess Available Spread. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.

     The General Excess Available Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the Trustee Fee and the Servicing Fee. Mortgage Loans with higher Loan Rates will contribute more interest to the General Excess Available Spread. Mortgage Loans with higher Loan Rates may prepay faster than Mortgage Loans with relatively lower Loan Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans with higher Loan Rates may adversely affect the amount of the General Excess Available Spread available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from Class to Class.

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to certain Classes of the Offered Certificates with the Commission in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The timing of changes in the rate of Principal Prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

     The projected weighted average life of any Class of Offered Certificates is the average amount of time that will elapse from September 29, 1998 (the "Closing Date") until each dollar of principal is scheduled to be repaid to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Loans--Mortgage Loan Statistics."

     The "Assumed Final Maturity Date" for each Class of Offered Certificates is as set forth herein under "Description of the Certificates--General". The Assumed Final Maturity Date for each Class of Offered Certificates is the 13th Distribution Date following the Due Period in which the Principal Balances of all the Mortgage Loans have been reduced to zero, assuming that the Mortgage Loans pay in accordance with their terms. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein, (iii) the Overcollateralization Target Amount is as defined herein and
(iv) the Majority Residual Interestholder or the Master Servicer may cause a termination of the Trust Fund as provided herein.

     The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. With respect to the Fixed Rate Mortgage Loans, a 100% Prepayment Assumption assumes constant prepayment rates of 4% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of the mortgage loans and an approximate 1.455% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the 100% Prepayment Assumption i.e., no prepayments. Correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption, and so forth.

     With respect to the Adjustable Rate Mortgage Loans, a 100% Prepayment Assumption assumes constant prepayment rates of 5% per annum of the then outstanding principal balance of the Adjustable Rate Mortgage Loans in the first month of the life of the mortgage loans and an approximate 1.765% per annum in each month thereafter until the eighteenth month. Beginning in the eighteenth month and in each month thereafter during the life of such Adjustable Rate Mortgage Loans, 100% Prepayment Assumption assumes a constant prepayment rate of 35% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments. Correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the 100% Prepayment Assumption, and so forth.

     Each of the  Prepayment  Scenarios  in the table on page S-62  assumes  the
respective   percentages  of  the  applicable  Prepayment  Assumption  described thereunder.

     The tables on pages S-63 through S-66 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-63 through S-66. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on pages S-63 through S-66 were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans consist of thirteen sub-pools of loans with the characteristics set forth in the table below, (ii) the Closing Date for the Offered Certificates occurs on September 29, 1998 and the Offered Certificates were sold to investors by the Underwriter on the Closing Date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in October 1998, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds";
(iv) the Accrual Period for each Distribution Date will consist of the actual number of days from and including the preceding Distribution Date (or the Closing Date in the case of the October 1998 Distribution Date) to and including the day immediately preceding such Distribution Date, (v) the prepayment rates are the percentages of the Prepayment Assumption set forth in the "Prepayment Scenarios" table below, (vi) prepayments include thirty days' interest thereon,
(vii) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life (years) to Optional Termination" in the tables below, (viii) the Overcollateralization Target Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (ix) scheduled payments for all Mortgage Loans are received on the first day of each month commencing in October 1998, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (x) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (xi) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xii) One-Month LIBOR is at all times 5.38672%, (xiii) the Pass-Through Rates for the Class A, Class M-1, Class M-2 and Class B Certificates are as set forth herein, (xiv) the Loan Rate for each Adjustable Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates), (xv) with respect to the Adjustable Mortgage Loans, the Index is equal to 5.25%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses and (xvi) the Class R Certificates are issued with an Original Certificate Principal Balance of $100 and accrues interest at a rate equal to the Pass-Through Rate for the Class A Certificates.

                                       PREPAYMENT SCENARIOS


    Prepayment Scenario            Scenario I    Scenario II  Scenario III  Scenario IV   Scenario V
    -------------------            ----------    -----------  ------------  -----------   ----------

Fixed Rate Mortgage Loans             0%             65%           125%         150%         200%

Adjustable Rate Mortgage Loans        0%             50%           100%         125%         175%



                                               ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                    MONTHS TO                           INITIAL
                                                      NEXT                              PERIODIC              ORIGINAL   REMAINING
                      PRINCIPAL      CURRENT LOAN  ADJUSTMENT   GROSS      LIFETIME     RATE CAP    PERIODIC  MONTHS TO  MONTHS TO
DESCRIPTION           BALANCE ($)      RATE (%)       DATE      MARGIN (%)   CAP (%)      (%)        CAP (%)  MATURITY   MATURITY
-----------           -----------      --------       ----      ----------   -------      ---        -------  --------   --------

FIXED 15 YR         5,662,655.26        9.5697          N/A      N/A         N/A          N/A         N/A       180      176

FIXED 30 YR        56,177,942.21        9.9961          N/A      N/A         N/A          N/A         N/A       357      355

FIXED BALLOON       8,574,161.43       10.4631          N/A      N/A         N/A          N/A         N/A       180      175(1)


6 MO ARM            2,623,475.79       10.8906           1      6.3192      16.9452      1.0000      1.0000     360      355

6 MO ARM            3,859,256.97       10.2158           2      5.8451      16.3209      1.0000      1.0000     360      355

6 MO ARM            6,043,035.63       10.4458           3      5.9144      16.5752      1.0162      1.0000     360      356

6 MO ARM            6,275,706.38       10.8910           4      6.0710      16.9195      1.0357      1.0000     360      356

6 MO ARM            6,225,992.38       10.1411           5      5.7819      16.2577      1.0000      1.0000     360      357

6 MO ARM            1,704,994.18       10.2943           6      5.7739      16.4523      1.0000      1.0000     360      356

1 YR FIX/6 MO         648,116.35        9.8854           7      5.5032      16.3854      1.1100      1.0000     360      356

2 YR FIX/6 MO     161,793,211.24       10.5366          21      5.6969      17.0359      2.0502      1.0046     360      358

3 YR FIX/6 MO         539,879.95        9.4236          32      5.5017      15.9236      2.0000      1.0000     360      357

5 YR FIX/6 MO       1,520,410.84       10.6657          56      6.1348      17.1657      2.8689      1.0000     360      357

(1) The remaining amortizing term is 355 months.



     Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown, at various Prepayment Scenarios.

                          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                          CLASS A
                                                                    PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------
Distribution Date                     Scenario I  Scenario II   Scenario III     Scenario IV     Scenario V
-----------------------------------   ----------  -----------   ------------     -----------     ----------

Initial Percentage................        100%        100%          100%            100%            100%
September, 1999...................         96%         85%           74%             69%             58%
September, 2000...................         95%         68%           44%             34%             16%
September, 2001...................         94%         53%           23%             13%              0%
September, 2002...................         93%         41%           19%             13%              0%
September, 2003...................         92%         33%           13%              8%              0%
September, 2004...................         91%         28%            9%              5%              0%
September, 2005...................         90%         23%            6%              3%              0%
September, 2006...................         89%         19%            4%              2%              0%
September, 2007...................         87%         16%            3%              1%              0%
September, 2008...................         86%         13%            2%              1%              0%
September, 2009...................         84%         11%            1%              0%              0%
September, 2010...................         82%          9%            1%              0%              0%
September, 2011...................         80%          7%            0%              0%              0%
September, 2012...................         77%          6%            0%              0%              0%
September, 2013...................         71%          5%            0%              0%              0%
September, 2014...................         69%          4%            0%              0%              0%
September, 2015...................         66%          3%            0%              0%              0%
September, 2016...................         62%          2%            0%              0%              0%
September, 2017...................         59%          2%            0%              0%              0%
September, 2018...................         55%          2%            0%              0%              0%
September, 2019...................         50%          1%            0%              0%              0%
September, 2020...................         45%          1%            0%              0%              0%
September, 2021...................         40%          1%            0%              0%              0%
September, 2022...................         35%          0%            0%              0%              0%
September, 2023...................         30%          0%            0%              0%              0%
September, 2024...................         25%          0%            0%              0%              0%
September, 2025...................         19%          0%            0%              0%              0%
September, 2026...................         13%          0%            0%              0%              0%
September, 2027...................          6%          0%            0%              0%              0%
September, 2028...................          0%          0%            0%              0%              0%
Weighted Average Life (years)
  to Maturity(1)..................        19.34        4.83          2.54            2.00            1.24

Weighted Average Life (years)
  to Optional Termination(1)......        19.30        4.51          2.35            1.85            1.24

-------------
*  Rounded to the nearest whole percentage.


(1)       The weighted  average life of any Class of  Certificates  is  determined  by (i)  multiplying  the assumed net reduction,  if any, in the principal amount on each Distribution Date on such Class of
          Certificates  by the number of years from the date of issuance of the  Certificates to the related
          Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.




                          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*


                                                                         CLASS M-1
                                                                    PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------
Distribution Date                     Scenario I  Scenario II   Scenario III     Scenario IV     Scenario V
-----------------------------------   ----------  -----------   ------------     -----------     ----------
Initial Percentage................       100%        100%           100%            100%           100%
September, 1999...................       100%        100%           100%            100%           100%
September , 2000..................       100%        100%           100%            100%           100%
September , 2001..................       100%        100%           100%            100%            87%
September , 2002..................       100%        100%            50%             37%            85%
September, 2003...................       100%         86%            34%             20%            43%
September, 2004...................       100%         72%            23%             13%            21%
September, 2005...................       100%         59%            16%              8%             7%
September, 2006...................       100%         49%            11%              5%             1%
September, 2007...................       100%         41%             7%              0%             0%
September, 2008...................       100%         34%             5%              0%             0%
September, 2009...................       100%         28%             1%              0%             0%
September, 2010...................       100%         23%             0%              0%             0%
September, 2011...................       100%         19%             0%              0%             0%
September, 2012...................       100%         15%             0%              0%             0%
September, 2013...................       100%         12%             0%              0%             0%
September, 2014...................       100%         10%             0%              0%             0%
September, 2015...................       100%          8%             0%              0%             0%
September, 2016...................       100%          6%             0%              0%             0%
September, 2017...................       100%          5%             0%              0%             0%
September, 2018...................       100%          3%             0%              0%             0%
September, 2019...................       100%          1%             0%              0%             0%
September, 2020...................       100%          0%             0%              0%             0%
September, 2021...................       100%          0%             0%              0%             0%
September, 2022...................       91%           0%             0%              0%             0%
September, 2023...................       79%           0%             0%              0%             0%
September, 2024...................       65%           0%             0%              0%             0%
September, 2025...................       50%           0%             0%              0%             0%
September, 2026...................       34%           0%             0%              0%             0%
September, 2027...................       15%           0%             0%              0%             0%
September, 2028...................        0%           0%             0%              0%             0%
Weighted Average Life (years)
  to Maturity(1)..................      26.87         9.24           4.96            4.48           4.98

Weighted Average Life (years)
  to Optional Termination(1)......      26.78         8.49           4.53            4.13           3.40


*  Rounded to the nearest whole percentage.


(1)       The weighted  average life of any Class of  Certificates  is  determined  by (i)  multiplying  the assumed net reduction,  if any, in the principal amount on each Distribution Date on such Class of
          Certificates  by the number of years from the date of issuance of the  Certificates to the related
          Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.




                          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*


                                                                         CLASS M-2
                                                                    PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------
Distribution Date                     Scenario I  Scenario II   Scenario III     Scenario IV     Scenario V
-----------------------------------   ----------  -----------   ------------     -----------     ----------
Initial Percentage................       100%        100%          100%              100%            100%
September, 1999...................       100%        100%          100%              100%            100%
September, 2000...................       100%        100%          100%              100%            100%
September , 2001..................       100%        100%          100%              100%            100%
September, 2002...................       100%        100%          50%               33%             13%
September, 2003...................       100%        86%           34%               20%              5%
September, 2004...................       100%        72%           23%               13%              0%
September, 2005...................       100%        59%           16%                8%              0%
September, 2006...................       100%        49%           11%                0%              0%
September, 2007...................       100%        41%            7%                0%              0%
September, 2008...................       100%        34%            1%                0%              0%
September, 2009...................       100%        28%            0%                0%              0%
September, 2010...................       100%        23%            0%                0%              0%
September, 2011...................       100%        19%            0%                0%              0%
September, 2012...................       100%        15%            0%                0%              0%
September, 2013...................       100%        12%            0%                0%              0%
September, 2014...................       100%        10%            0%                0%              0%
September, 2015...................       100%         8%            0%                0%              0%
September, 2016...................       100%         4%            0%                0%              0%
September, 2017...................       100%         1%            0%                0%              0%
September, 2018...................       100%         0%            0%                0%              0%
September, 2019...................       100%         0%            0%                0%              0%
September, 2020...................       100%         0%            0%                0%              0%
September, 2021...................       100%         0%            0%                0%              0%
September, 2022...................       91%          0%            0%                0%              0%
September, 2023...................       79%          0%            0%                0%              0%
September, 2024...................       65%          0%            0%                0%              0%
September, 2025...................       50%          0%            0%                0%              0%
September, 2026...................       34%          0%            0%                0%              0%
September, 2027...................       15%          0%            0%                0%              0%
September, 2028...................        0%          0%            0%                0%              0%
Weighted Average Life (years)
  to Maturity(1)..................      26.86        9.14          4.84              4.21            3.82

Weighted Average Life (years)
  to Optional Termination(1)......      26.78        8.49          4.47              3.92            3.48


*  Rounded to the nearest whole percentage.

(1)       The weighted  average life of any Class of  Certificates  is  determined  by (i)  multiplying  the assumed net reduction,  if any, in the principal amount on each Distribution Date on such Class of
          Certificates  by the number of years from the date of issuance of the  Certificates to the related
          Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.




                          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*


                                                                          CLASS B
                                                                    PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------
Distribution Date                     Scenario I  Scenario II   Scenario III     Scenario IV     Scenario V
-----------------------------------   ----------  -----------   ------------     -----------     ----------
Initial Percentage................       100%        100%          100%              100%            100%
September, 1999...................       100%        100%          100%              100%            100%
September , 2000..................       100%        100%          100%              100%            100%
September, 2001...................       100%        100%          100%              100%            100%
September, 2002...................       100%        100%          50%               33%             11%
September, 2003...................       100%        86%           34%               20%              0%
September, 2004...................       100%        72%           23%                9%              0%
September, 2005...................       100%        59%           15%                0%              0%
September, 2006...................       100%        49%            6%                0%              0%
September, 2007...................       100%        41%            0%                0%              0%
September, 2008...................       100%        34%            0%                0%              0%
September, 2009...................       100%        28%            0%                0%              0%
September, 2010...................       100%        23%            0%                0%              0%
September, 2011...................       100%        19%            0%                0%              0%
September, 2012...................       100%        15%            0%                0%              0%
September, 2013...................       100%         8%            0%                0%              0%
September, 2014...................       100%         4%            0%                0%              0%
September, 2015...................       100%         0%            0%                0%              0%
September, 2016...................       100%         0%            0%                0%              0%
September, 2017...................       100%         0%            0%                0%              0%
September, 2018...................       100%         0%            0%                0%              0%
September, 2019...................       100%         0%            0%                0%              0%
September, 2020...................       100%         0%            0%                0%              0%
September, 2021...................       100%         0%            0%                0%              0%
September, 2022...................       91%          0%            0%                0%              0%
September, 2023...................       79%          0%            0%                0%              0%
September, 2024...................       65%          0%            0%                0%              0%
September, 2025...................       50%          0%            0%                0%              0%
September, 2026...................       34%          0%            0%                0%              0%
September, 2027...................       15%          0%            0%                0%              0%
September, 2028...................        0%          0%            0%                0%              0%
Weighted Average Life (years)
  to Maturity(1)..................      26.84        8.91          4.68              4.01            3.39

Weighted Average Life (years)
  to Optional Termination(1)......      26.78        8.49          4.44              3.82            3.27


*  Rounded to the nearest whole percentage.


(1)       The weighted  average life of any Class of  Certificates  is  determined  by (i)  multiplying  the assumed net reduction,  if any, in the principal amount on each Distribution Date on such Class of
          Certificates  by the number of years from the date of issuance of the  Certificates to the related
          Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such Class of Certificates.




                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund.


                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Excess Reserve Fund Account, will comprise several Subsidiary REMICs and a Master REMIC organized in a tiered REMIC structure. Each Subsidiary REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Subsidiary REMICs and the Master REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificates will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Subsidiary REMIC and the Master REMIC as a REMIC for federal income tax purposes.

     Each Class of Offered Certificates and the Class OC Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Subsidiary REMIC and the Master REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion concluding that the Excess Reserve Fund Account is an "outside reserve fund" that is beneficially owned by the Certificateholders of the Class OC Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the Certificateholders of the Offered Certificates to receive payments from the Excess Reserve Fund Account represent, for federal income tax purposes, interests in an interest rate cap contract.

TAXATION OF REGULAR INTERESTS

     A Certificateholder of a Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the Master REMIC. The Offered Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap contract (the "Cap Contract"). A Certificateholder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its two components - the REMIC regular interest component and the Cap Contract component (the value of which should be nominal). For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Cap Contract component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Cap Contract component has a greater than de minimis value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Certain Material Federal Income Tax Considerations" in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the Certificateholder must allocate the amount realized between the two components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the Certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over (ii) the amount actually included in such Certificateholder's income.

     Interest  on  a  regular   interest   must  be  included  in  income  by  a
Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See "Certain Material Federal Income Tax Considerations" in the Prospectus. The prepayment assumption that will be used to in determining the accrual of any OID, market discount, or bond premium, if any, will equal the rate described above under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" for Scenario
III. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The regular interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE EXCESS RESERVE FUND ACCOUNT

     As indicated above, a portion of the purchase price paid by a Certificateholder to acquire an Offered Certificate will be attributable to the Cap Contract component of the Offered Certificate. The portion of the overall purchase price attributable to the Cap Component must be amortized over the life of the Offered Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

     Any payments made to a Certificateholder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

NON-U.S. PERSONS

     Interest paid to or accrued by a Certificateholder who is a non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person and the non-U.S. Person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or a "controlled foreign corporation" with respect to which the Trust Fund is a "related person" within the meaning of the Code and (ii) provides the Trust Fund or other person who is otherwise required to withhold U.S. tax with respect to the Offered Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a non-U.S. Person and providing the non-U.S. Person's name and address. If an Offered Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns the Certificate.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Certificate by a non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

     For purposes of the foregoing discussion, the term "non-U.S. Person" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S.
Persons.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede, as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.


                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor (the "DOL") has granted to Greenwich Capital Markets, Inc. an administrative exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch" and, together with S&P, Moody's and DCR, the "Exemption Rating Agencies");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exception Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met.

         BECAUSE THE CHARACTERISTICS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, INITIAL ACQUISITIONS AND TRANSFERS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:
(I) A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF SUCH CERTIFICATE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE ACQUIROR OR TRANSFEREE'S ACCEPTANCE OF A CLASS M-1, CLASS M-2 OR CLASS B CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                         LEGAL INVESTMENT CONSIDERATIONS

     The Offered Certificates will NOT constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because some of the Mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Offered Certificates. See "Legal Investment" in the Prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                  LEGAL MATTERS

     Certain  legal  matters in  connection  with the  issuance  of the  Offered
Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York, and for the Seller by Morrison & Foerster LLP, New York, New York.


                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that (i) the Class A Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Duff & Phelps Credit Rating Company ("DCR" and, together with S&P the "Rating Agencies"), (ii) the M-1 Certificates be rated "AA" by S&P and DCR, (iii) the M-2 Certificates be rated "A" by S&P and DCR and (iv) the Class B Certificates be rated "BBB" by S&P and DCR.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     Similarly, the ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. DCR ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. DCR ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     The ratings on the Offered Certificates address the likelihood of the receipt by the holders of the Offered Certificates of all distributions on the Mortgage Loans to which they are entitled. The ratings on the Offered Certificates also address the structural, legal and issuer-related aspects of the Offered Certificates, including the nature of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The ratings on the Offered Certificates do not represent any assessment of the likelihood that principal prepayments of the Mortgage Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Amount. As a result, the initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered
Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from rapid prepayments of the Mortgage Loans or the application of the General Excess Available Amount as described herein, or in the event that the Trust Fund is terminated prior to the Assumed Final Maturity Date of the Classes of Offered Certificates.

     The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

Accrual Period.............................................................S-51
Adjustable Rate Mortgage Loans....................................ii, S-2, S-15
Adjustment Date.......................................................S-2, S-23
Advance....................................................................S-42
Allocable Loss Amount.................................................S-6, S-52
Assumed Final Maturity Date................................................S-61
Available Funds............................................................S-50
Available Funds Cap...................................................S-5, S-55
Balloon Loan...............................................................S-16
Balloon Payment............................................................S-16
Basic Principal Distribution Amount........................................S-52
Basis Risk Shortfall Amount...........................................S-5, S-56
BCD Mortgage Loan..........................................................S-37
Beneficial Owner...........................................................S-46
Book-Entry Certificates....................................................S-46
Call Option Date................................................S-5, S-52, S-55
Cap Contract...............................................................S-67
Cede........................................................................S-3
Cedel.......................................................................S-3
Cedel Participant..........................................................S-48
CERCLA.....................................................................S-13
Certificate Owners....................................................S-3, S-46
Certificate Principal Balance.........................................S-1, S-52
Certificates.......................................................1, S-1, S-45
Chase.......................................................................S-3
Citibank....................................................................S-3
Citiscape..................................................................S-36
Cityscape Loans............................................................S-32
Class A Principal Distribution Amount......................................S-52
Class B Principal Distribution Amount......................................S-52
Class M-1 Principal Distribution Amount....................................S-52
Class M-2 Principal Distribution Amount....................................S-52
Closing Date.......................................................1, S-2, S-60
Code.......................................................................S-67
Collection Account.........................................................S-42
Commission..................................................................iii
Compensating Interest......................................................S-43
Contributions Tax..........................................................S-69
Cooperative................................................................S-48
Cumulative Loss Trigger....................................................S-55
Cut-off Date.................................................ii, S-1, S-2, S-15
Cut-off Date Principal Balance..............................................S-1
DCR.............................................................S-8, S-71, S-73
Debt Ratio.................................................................S-32
Defective Mortgage Loans...................................................S-41
Definitions................................................................S-51
Definitive Certificate.....................................................S-46
Delayed First Adjustment Mortgage Loan................................S-3, S-15
Delinquency Percentage.....................................................S-53
Delinquent.................................................................S-53
Depositor..............................................................S-1, S-2
Depository...................................................................ii
Determination Date..........................................................S-7
Directing Holder...........................................................S-40
Distribution Account.......................................................S-42
Distribution Date..................................................1, S-4, S-46
DOL........................................................................S-70
DTC...................................................................S-3, S-78
Due Date...................................................................S-15
Due Period.................................................................S-53
Eligible Account...........................................................S-42
Eligible Substitute Mortgage Loan..........................................S-41
ERISA.................................................................S-7, S-70
Euroclear...................................................................S-3
Euroclear Operator.........................................................S-48
Euroclear Participants.....................................................S-48
European Depositaries.................................................S-3, S-46
Excess Reserve Fund Account...........................................S-6, S-57
Exemption..................................................................S-70
Exemption Rating Agencies..................................................S-71
Extra Principal Distribution Amount........................................S-53
Financial Intermediary.....................................................S-46
Fitch......................................................................S-71
Fixed Rate Mortgage Loans.........................................ii, S-2, S-15
Foreclosure Ratio..........................................................S-39
General Excess Available Amount............................................S-53
Global Securities..........................................................S-78
Gross Margin..........................................................S-3, S-23
HUD........................................................................S-37
IML........................................................................S-47
Index..................................................................ii, S-15
Initial Subsidiary REMIC....................................................S-7
Interest Distributable Amount..............................................S-53
IRS........................................................................S-69
LIBOR Business Day.........................................................S-56
LIBOR Determination Date...................................................S-56
Liquidated Mortgage Loan...................................................S-54
Loan Rates..................................................................S-2
Loss Reimbursement Entitlement.............................................S-53
Majority Residual Interestholder............................................S-7
Master REMIC................................................................S-7
Master Servicer........................................................S-1, S-2
Maximum Cap...........................................................S-5, S-56
Maximum Collateral Amount..................................................S-53
Maximum Loan Rate..........................................................S-23
Mezzanine Certificates.............................................1, S-1, S-45
Minimum Loan Rate..........................................................S-23
Monthly Interest Distributable Amount......................................S-53
Moody's....................................................................S-71
Mortgage...................................................................S-15
Mortgage Loan Schedule.....................................................S-40
Mortgage Loans..........................................................ii, S-1
Mortgage Pool................................................................ii
Mortgage Properties........................................................S-15
Mortgaged Properties........................................................S-1
Net Gains/(Losses).........................................................S-39
Net income from foreclosure property.......................................S-69
Net Liquidation Proceeds...................................................S-54
Non-U.S. Person............................................................S-69
Ocwen......................................................................S-36
Offered Certificates...............................................1, S-1, S-45
OID........................................................................S-67
One-Month LIBOR........................................................ii, S-56
Original Certificate Principal Balance................................S-1, S-52
Originator.............................................................ii, S-32
Overcollateralization Deficiency Amount....................................S-53
Overcollateralization Release Amount.......................................S-54
Overcollateralization Stepdown Trigger Event...............................S-55
Overcollateralization Target Amount........................................S-54
Overcollateralized Amount..................................................S-54
Pass-Through Margin...................................................S-5, S-55
Pass-Through Rates..........................................................S-5
Periodic Rate Cap..........................................................S-23
Plan..................................................................S-7, S-70
Pool Principal Balance.................................................S-1, S-6
Pooling and Servicing Agreement...................................ii, S-1, S-45
Prepayment Assumption......................................................S-61
Prepayment Interest Shortfall..............................................S-44
Prepayment Period..........................................................S-50
Principal Balance...........................................................S-1
Principal Distribution Amount..............................................S-54
Principal Prepayment.......................................................S-54
Principal Remittance Amount................................................S-54
Prohibited Transactions Tax................................................S-69
Prospectus..................................................................iii
PTCE 95-60.................................................................S-72
Purchase Agreement...........................................................ii
Purchase Price.............................................................S-41
Purchaser..................................................................S-32
Qualifying Rate............................................................S-33
Rating Agencies.......................................................S-8, S-73
Realized Loss..............................................................S-54
Record Date...........................................................S-4, S-46
Reference Banks............................................................S-56
Regular Certificates........................................................S-7
Related Documents..........................................................S-40
Relevant Depositary........................................................S-46
Relief Act.................................................................S-42
REMIC........................................................................ii
Required Reserve Amount....................................................S-57
Reserve Interest Rate......................................................S-56
Residual Certificates..............................................1, S-1, S-45
Restricted Group...........................................................S-71
Rolling Delinquency Percentage.............................................S-54
Rules......................................................................S-46
S&P.............................................................S-8, S-71, S-73
Seller.......................................................ii, S-1, S-2, S-32
Senior Certificates................................................1, S-1, S-45
Senior Credit Enhancement Percentage.......................................S-54
Senior Specified Enhancement Percentage....................................S-55
Servicing Advance..........................................................S-43
Servicing Fee..............................................................S-43
Servicing Fee Rate.........................................................S-43
SMMEA.................................................................S-8, S-72
Special Servicer......................................................S-1, S-36
Special Servicer Fee.......................................................S-37
Special Servicer Incentive Fee.............................................S-37
Specially Serviced Mortgage Loan...........................................S-37
Stepdown Date..............................................................S-55
Structuring Assumptions....................................................S-61
Subordinate Certificates...........................................1, S-1, S-45
Subservicer................................................................S-36
Subsidiary REMIC............................................................S-7
Substitution Adjustment....................................................S-41
Tax Counsel................................................................S-67
Telerate Page 3750.........................................................S-56
Terms and Conditions.......................................................S-48
Total Portfolio............................................................S-39
Trigger Event..............................................................S-55
Trust Fund..............................................................ii, S-1
Trustee................................................................S-1, S-2
Trustee Fee................................................................S-43
Trustee Fee Rate...........................................................S-43
U.S. Person................................................................S-80
Underwriter..............................................................1, iii
Unpaid Interest Shortfall Amount...........................................S-55

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Ocwen Mortgage Loan Asset Backed Certificates, Series 1998-OFS3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing  to hold  their  Global  Securities  through  Cedel  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption  for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



===================================================================  ===============================================================


NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN  AUTHORIZED  TO GIVE
ANY  INFORMATION  OR TO MAKE ANY  REPRESENTATION  NOT CONTAINED IN                        OCWEN MORTGAGE LOAN ASSET
THIS  PROSPECTUS  SUPPLEMENT  OR THE  PROSPECTUS  AND, IF GIVEN OR                       BACKED CERTIFICATES, SERIES
MADE, SUCH INFORMATION OR  REPRESENTATION  MUST NOT BE RELIED UPON                                 1998-OFS3
AS HAVING BEEN  AUTHORIZED  BY THE  DEPOSITOR OR THE  UNDERWRITER.
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN
OFFER OF ANY  SECURITIES  OTHER THAN THOSE TO WHICH THEY RELATE OR
AN OFFER TO SELL,  OR A  SOLICITATION  OF AN OFFER TO BUY,  TO ANY
PERSON IN ANY  JURISDICTION  WHERE  SUCH AN OFFER OR  SOLICITATION
WOULD  BE  UNLAWFUL.  NEITHER  THE  DELIVERY  OF  THIS  PROSPECTUS
SUPPLEMENT AND THE  PROSPECTUS NOR ANY SALE MADE HEREUNDER  SHALL,
UNDER  ANY   CIRCUMSTANCES,   CREATE  ANY  IMPLICATION   THAT  THE
INFORMATION  CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT
TO THEIR RESPECTIVE DATES.
                                                                                               $226,326,000 CLASS A
                    _________________________                                               VARIABLE PASS-THROUGH RATE


                        TABLE OF CONTENTS
                                                                                               $10,465,000 CLASS M-2
                                                              PAGE                          VARIABLE PASS-THROUGH RATE

                      PROSPECTUS SUPPLEMENT

                                                                                                $8,504,739 CLASS B
Incorporation of Certain Documents By Reference.........      iii                           VARIABLE PASS-THROUGH RATE
Summary of Terms........................................      S-1
Risk Factors............................................      S-10
The Mortgage Pool.......................................      S-15
Underwriting Standards..................................      S-33
The Master Servicer.....................................      S-37
Ocwen Federal Bank FSB..................................      S-37
The Pooling And Servicing Agreement.....................      S-42
Description Of The Certificates.........................      S-47                       FINANCIAL ASSET SECURITIES CORP.
Yield, Prepayment And Maturity                                                                      (DEPOSITOR)
Considerations .........................................      S-61
Use Of Proceeds.........................................      S-70                         -----------------------------
Certain Material Federal Income Tax Consequences........      S-70
State Taxes.............................................      S-73                             PROSPECTUS SUPPLEMENT
Erisa Considerations....................................      S-73
Legal Investment Considerations.........................      S-75                         -----------------------------
Method Of Distribution..................................      S-75
Legal Matters...........................................      S-76                     [GREENWICH CAPITAL MARKETS, INC.]
Ratings.................................................      S-76
Index Of Defined Terms..................................      S-77                                  IN LOGO


                            PROSPECTUS
                                                                                           -----------------------------
Prospectus Supplement or Current Report on Form 8-K.....       2
Incorporation of Certain Information by Reference.......       2                                September 28, 1998
Available Information...................................       2
Reports to Securityholders..............................       3
Summary of Terms........................................       4
Risk Factors............................................      11
The Trust Fund..........................................      16
Use of Proceeds.........................................      22
The Depositor...........................................      22
Loan Program ..........................................       22
Description of the Securities..........................       24
Credit Enhancement.....................................       34
Yield and Prepayment Considerations ...................       40
The Agreements.........................................       42
Certain Legal Aspects of the Loans.....................       55
Certain Material Federal Income Tax Considerations.....       67
Fasit Securities.......................................       87
State Tax Considerations...............................       90
ERISA Considerations...................................       90
Legal Investment ......................................       94
Method of Distribution..................................      95
Legal Matters...........................................      96
Financial Information .................................       96
Rating.................................................       96
===================================================================  ===============================================================

PROSPECTUS

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)
                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

         This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the
"Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured by liens on one- to four-family residential properties, which may be subordinated to one or more senior liens on such properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

         Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

         The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

         The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Considerations."
                                   ----------

       FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14.

  THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND THE
    NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND
     ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
      ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED
          IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES
           NOR THE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
              AGENCY, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED
                             PROSPECTUS SUPPLEMENT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT.
                      ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
                                   ----------

         Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:

                         GREENWICH CAPITAL MARKETS, INC.

September 28, 1998

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Master Servicer.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756. The Depositor has determined that its financial statements are not material to the offering of any Securities.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities.................    Asset    Backed     Certificates    (the
                                        "Certificates")  and Asset  Backed Notes
                                        (the "Notes" and, together with the Certificates, the "Securities"), which are issuable in Series.

Depositor...........................    Financial  Asset  Securities   Corp.,  a
                                        Delaware   corporation,    an   indirect
                                        limited  purpose  finance  subsidiary of
                                        National Westminster Bank Plc and an affiliate of Greenwich Capital Markets,
                                        Inc. See "The Depositor" herein.

Trustee.............................    The  trustee  (the  "Trustee")  for each
                                        Series of  Securities  will be specified
                                        in the  related  Prospectus  Supplement.
                                        See  "The   Agreements"   herein  for  a
                                        description of the Trustee's rights and obligations.

Master Servicer.....................    The entity or  entities  named as Master
                                        Servicer (the "Master Servicer") will be
                                        specified  in  the  related   Prospectus
                                        Supplement. See "The Agreements--Certain
                                        Matters Regarding the Master Servicer and the Depositor".

Trust Fund Assets...................    Assets of the Trust Fund for a Series of
                                        Securities  will include  certain assets
                                        (the  "Trust  Fund  Assets")  which will
                                        primarily  consist  of (a)  Loans or (b)
                                        Private    Asset   Backed    Securities,
                                        together  with  payments  in  respect of
                                        such Trust Fund Assets and certain other
                                        accounts,  obligations or agreements, in
                                        each case as  specified  in the  related
                                        Prospectus Supplement. The Loans will be
                                        collected in a pool (each,  a "Pool") as
                                        of the  first  day of the  month  of the
                                        issuance  of  the   related   Series  of
                                        Securities or such other date  specified
                                        in  the   Prospectus   Supplement   (the
                                        "Cut-off Date").  Trust Fund assets also
                                        may  include  insurance  policies,  cash
                                        accounts,      reinvestment      income,
                                        guaranties,  letters  of credit or other
                                        assets to the  extent  described  in the
                                        related   Prospectus   Supplement.   See
                                        "Credit  Enhancement".  In addition,  if
                                        the  related  Prospectus  Supplement  so
                                        provides,   the  related   Trust  Funds'
                                        assets will include the funds on deposit
                                        in an account (a "Pre-Funding  Account")
                                        which   will   be   used   to   purchase
                                        additional   Loans   during  the  period
                                        specified  in  the  related   Prospectus
                                        Supplement.           See           "The
                                        Agreements--Pre-Funding Accounts".

A.  Loans...........................    The Loans will consist of (i) closed-end
                                        loans (the  "Closed-End  Loans")  and/or
                                        revolving  home equity  loans or certain
                                        balances therein (the "Revolving  Credit
                                        Line   Loans",    together    with   the
                                        Closed-End   Loans,   the  "Home  Equity
                                        Loans"),   and  (ii)  home   improvement
                                        installment    sales    contracts    and
                                        installment  loan  agreements (the "Home
                                        Improvement Contracts"). The Home Equity
                                        Loans and the Home Improvement Contracts
                                        are  collectively  referred to herein as
                                        the  "Loans".  All Loans  will have been
                                        purchased  by  the   Depositor,   either
                                        directly or through an affiliate, from one or more Sellers.

                                        As specified  in the related  Prospectus
                                        Supplement,  the Home Equity Loans will,
                                        and the Home Improvement  Contracts may,
                                        be  secured  by  mortgages  or  deeds of
                                        trust   or   other   similar    security
                                        instruments   creating   a  lien   on  a
                                        mortgaged   property   (the   "Mortgaged
                                        Property"), which may be subordinated to
                                        one  or  more   senior   liens   on  the
                                        Mortgaged Property,  as described in the
                                        related   Prospectus   Supplement.    As
                                        specified  in  the  related   Prospectus
                                        Supplement,  Home Improvement  Contracts
                                        may be  unsecured or secured by purchase
                                        money  security  interests  in the  Home
                                        Improvements   financed   thereby.   The
                                        Mortgaged   Properties   and  the   Home
                                        Improvements are collectively referred to herein as the "Properties".

B. Private Asset-
   BackedSecurities..............       Private  Asset  Backed   Securities  may
                                        include  (a)  pass-through  certificates
                                        representing   beneficial  interests  in
                                        certain loans and/or (b)  collateralized
                                        obligations   secured  by  such   loans.
                                        Private  Asset  Backed   Securities  may
                                        include stripped securities representing
                                        an  undivided  interest in all or a part
                                        of either  the  principal  distributions
                                        (but not the interest  distributions) or
                                        the interest  distributions (but not the
                                        principal   distributions)  or  in  some
                                        specified  portion of the  principal and
                                        interest  distributions  (but not all of
                                        such  distributions)  on certain  loans.
                                        Although  individual  loans underlying a
                                        Private  Asset  Backed  Security  may be
                                        insured  or  guaranteed  by  the  United
                                        States or an  agency or  instrumentality
                                        thereof,  they  need  not  be,  and  the
                                        Private    Asset    Backed    Securities
                                        themselves  will  not be so  insured  or
                                        guaranteed.   Payments  on  the  Private
                                        Asset   Backed    Securities   will   be
                                        distributed  directly  to the Trustee as
                                        registered  owner of such Private  Asset
                                        Backed   Securities.   See  "The   Trust
                                        Fund--Private Asset Backed Securities".

Description of
  the Securities....................    Each   Security    will    represent   a
                                        beneficial  ownership  interest  in,  or
                                        will be  secured  by the  assets  of,  a
                                        Trust  Fund  created  by  the  Depositor
                                        pursuant  to  an  Agreement   among  the
                                        Depositor,  the Master  Servicer and the
                                        Trustee  for  the  related  Series.  The
                                        Securities  of any  Series may be issued
                                        in one or more  classes as  specified in
                                        the  related  Prospectus  Supplement.  A
                                        Series of Securities  may include one or
                                        more   classes   of  senior   Securities
                                        (collectively,  the "Senior Securities")
                                        and one or more  classes of  subordinate
                                        Securities      (collectively,       the
                                        "Subordinated   Securities").    Certain
                                        Series or classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

                                        One or more  classes  of  Securities  of
                                        each  Series  (i)  may  be  entitled  to
                                        receive distributions  allocable only to
                                        principal,  only to  interest  or to any
                                        combination   thereof;   (ii)   may   be
                                        entitled to receive  distributions  only
                                        of prepayments  of principal  throughout
                                        the  lives of the  Securities  or during
                                        specified   periods;    (iii)   may   be
                                        subordinated  in the  right  to  receive
                                        distributions  of scheduled  payments of
                                        principal,   prepayments  of  principal,
                                        interest or any  combination  thereof to
                                        one or more other  classes of Securities
                                        of such Series  throughout  the lives of
                                        the   Securities  or  during   specified
                                        periods; (iv) may be entitled to receive
                                        such   distributions   only   after  the
                                        occurrence  of events  specified  in the
                                        related Prospectus  Supplement;  (v) may
                                        be entitled to receive  distributions in
                                        accordance with a schedule or formula or
                                        on  the   basis  of   collections   from
                                        designated portions of the assets in the
                                        related   Trust   Fund;   (vi)   as   to
                                        Securities   entitled  to  distributions
                                        allocable to  interest,  may be entitled
                                        to receive interest at a fixed rate or a
                                        rate that is subject to change from time
                                        to  time;  and  (vii)  as to  Securities
                                        entitled to  distributions  allocable to
                                        interest,    may    be    entitled    to
                                        distributions allocable to interest only
                                        after the occurrence of events specified
                                        in the related Prospectus Supplement and
                                        may accrue  interest  until such  events
                                        occur,  in each case as specified in the
                                        related   Prospectus   Supplement.   The
                                        timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
  the Securities....................    Distributions on the Securities entitled
                                        thereto  will be made monthly or at such
                                        other   intervals   and  on  the   dates
                                        specified  in  the  related   Prospectus
                                        Supplement (each, a "Distribution Date")
                                        out of the payments  received in respect
                                        of the assets of the related  Trust Fund
                                        or Funds or other assets pledged for the
                                        benefit of the  Securities  as specified
                                        in the  related  Prospectus  Supplement.
                                        The  amount  allocable  to  payments  of
                                        principal    and    interest    on   any
                                        Distribution  Date will be determined as
                                        specified  in  the  related   Prospectus
                                        Supplement. Allocations of distributions
                                        among  Securityholders of a single class
                                        shall  be  set  forth  in  the   related
                                        Prospectus Supplement.

                                        Unless   otherwise   specified   in  the
                                        related   Prospectus   Supplement,   the
                                        aggregate  original principal balance of
                                        the  Securities   will  not  exceed  the
                                        aggregate   distributions  allocable  to
                                        principal that such  Securities  will be
                                        entitled to receive. If specified in the
                                        related   Prospectus   Supplement,   the
                                        Securities   will   have  an   aggregate
                                        original  principal balance equal to the
                                        aggregate  unpaid  principal  balance of
                                        the  Trust  Fund  Assets as of the first
                                        day  of the  month  of  creation  of the
                                        Trust Fund and will bear interest in the
                                        aggregate   at  a  rate   equal  to  the
                                        interest  rate  borne by the  underlying
                                        Loans (the "Loan Rate")  and/or  Private
                                        Asset  Backed  Securities,  net  of  the
                                        aggregate  servicing  fees and any other
                                        amounts   specified   in   the   related
                                        Prospectus Supplement (the "Pass-Through
                                        Rate").  If  specified  in  the  related
                                        Prospectus  Supplement,   the  aggregate
                                        original   principal   balance   of  the
                                        Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                                        The  rate  at  which  interest  will  be
                                        passed  through to holders of each class
                                        of Securities  entitled thereto may be a
                                        fixed  rate or a rate that is subject to
                                        change  from  time to time from the time
                                        and for  the  periods,  in each  case as
                                        specified  in  the  related   Prospectus
                                        Supplement.   Any   such   rate  may  be
                                        calculated on a loan-by-loan, weighted average, notional amount or other basis, in each case as described in the related Prospectus Supplement.

Compensating
  Interest..........................    If   so   specified   in   the   related
                                        Prospectus   Supplement,    the   Master
                                        Servicer  will be  required  to remit to
                                        the  Trustee,  with respect to each Loan
                                        in the related  Trust Fund as to which a
                                        principal   prepayment   in  full  or  a
                                        principal  payment which is in excess of
                                        the scheduled monthly payment and is not
                                        intended  to  cure  a  delinquency   was
                                        received  during  any  Due  Period,   an
                                        amount,   from  and  to  the  extent  of
                                        amounts  otherwise payable to the Master
                                        Servicer  as   servicing   compensation,
                                        equal to (i) the excess,  if any, of (a)
                                        30  days'   interest  on  the  principal
                                        balance of the related  Loan at the Loan
                                        Rate net of the per annum  rate at which
                                        the  Master  Servicer's   servicing  fee
                                        accrues, over (b) the amount of interest
                                        actually  received  on such Loan  during
                                        such  Due  Period,  net  of  the  Master
                                        Servicer's  servicing  fee or (ii)  such
                                        other amount as described in the related
                                        Prospectus Supplement.  See "Description
                                        of     the      Securities--Compensating
                                        Interest".

Credit Enhancement..................    The  assets  in  a  Trust  Fund  or  the
                                        Securities of one or more classes in the
                                        related  Series may have the  benefit of
                                        one or more types of credit  enhancement
                                        as described  in the related  Prospectus
                                        Supplement.   The   protection   against
                                        losses   afforded  by  any  such  credit
                                        support  may  be   limited.   The  type,
                                        characteristics  and  amount  of  credit
                                        enhancement  will be determined based on
                                        the  characteristics of the Loans and/or
                                        Private    Asset    Backed    Securities
                                        underlying or comprising  the Trust Fund
                                        Assets  and  other  factors  and will be
                                        established on the basis of requirements
                                        of  each   Rating   Agency   rating  the
                                        Securities  of such Series.  See "Credit
                                        Enhancement."

A.  Subordination....................   The   rights  of  the   holders  of  the
                                        Subordinated  Securities  of a Series to
                                        receive  distributions  with  respect to
                                        the  assets in the  related  Trust  Fund
                                        will be  subordinated  to such rights of
                                        the holders of the Senior  Securities of
                                        the same Series to the extent  described
                                        in the  related  Prospectus  Supplement.
                                        This   subordination   is   intended  to
                                        enhance   the   likelihood   of  regular
                                        receipt by holders of Senior  Securities
                                        of the full  amount of monthly  payments
                                        of principal and interest due them.  The
                                        protection  afforded  to the  holders of
                                        Senior  Securities  of a Series by means
                                        of the  subordination  feature  will  be
                                        accomplished  by  (i)  the  preferential
                                        right of such holders to receive,  prior
                                        to  any   distribution   being  made  in
                                        respect  of  the  related   Subordinated
                                        Securities,   the  amounts  of  interest
                                        and/or   principal   due  them  on  each
                                        Distribution   Date  out  of  the  funds
                                        available for  distribution on such date
                                        in the related  Security Account and, to
                                        the  extent  described  in  the  related
                                        Prospectus  Supplement,  by the right of
                                        such    holders   to   receive    future
                                        distributions   on  the  assets  in  the
                                        related Trust Fund that would  otherwise
                                        have  been  payable  to the  holders  of
                                        Subordinated  Securities;  (ii) reducing
                                        the  ownership  interest  of the related
                                        Subordinated    Securities;    (iii)   a
                                        combination  of  clauses  (i)  and  (ii)
                                        above; or (iv) as otherwise described in
                                        the related Prospectus Supplement. If so
                                        specified  in  the  related   Prospectus
                                        Supplement, subordination may apply only
                                        in the event of certain  types of losses
                                        not  covered  by other  forms of  credit
                                        support,   such  as  hazard  losses  not
                                        covered  by  standard  hazard  insurance
                                        policies,  losses due to the  bankruptcy
                                        or fraud of the  borrower.  The  related
                                        Prospectus  Supplement  will  set  forth
                                        information   concerning,   among  other
                                        things, the amount of subordination of a
                                        class   or   classes   of   Subordinated
                                        Securities    in    a    Series,     the
                                        circumstances      in     which     such
                                        subordination  will be  applicable,  and
                                        the manner,  if any, in which the amount
                                        of  subordination   will  decrease  over
                                        time.

B.  Reserve Account..................   One or more reserve  accounts  (each,  a
                                        "Reserve  Account")  may be  established
                                        and  maintained  for  each  Series.  The
                                        related   Prospectus   Supplement   will
                                        specify  whether  or  not  such  Reserve
                                        Accounts  will be included in the corpus
                                        of the Trust  Fund for such  Series  and
                                        will also  specify the manner of funding
                                        the  related  Reserve  Accounts  and the
                                        conditions  under  which the  amounts in
                                        any such Reserve  Accounts  will be used
                                        to  make  distributions  to  holders  of
                                        Securities  of  a  particular  class  or
                                        released   from  the   related   Reserve
                                        Account.

C.  Special Hazard Insurance
    Policy..........................    Certain  classes of Securities  may have
                                        the   benefit   of  a   Special   Hazard
                                        Insurance Policy. Certain physical risks
                                        that are not otherwise  insured  against
                                        by standard  hazard  insurance  policies
                                        may  be  covered  by  a  Special  Hazard
                                        Insurance   Policy  or  Policies.   Each
                                        Special Hazard  Insurance Policy will be
                                        limited in scope and will  cover  losses
                                        pursuant to the  provisions of each such
                                        Special  Hazard   Insurance   Policy  as
                                        described  in  the  related   Prospectus
                                        Supplement.

D.  Bankruptcy Bond..................   One or  more  bankruptcy  bonds  (each a
                                        "Bankruptcy   Bond")  may  be   obtained
                                        covering  certain losses  resulting from
                                        action   which   may  be   taken   by  a
                                        bankruptcy court in connection with a Loan. The level of coverage and the limitations in scope of each Bankruptcy
                                        Bond will be  specified  in the  related
                                        Prospectus Supplement.

E.  Loan Pool
    Insurance Policy.................   A  mortgage  pool  insurance  policy  or
                                        policies may be obtained and maintained for Loans relating to any Series, which shall be limited in scope, covering defaults on the related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-off Date.

F.  FHA Insurance....................   If specified  in the related  Prospectus
                                        Supplement,  (i) all or a portion of the
                                        Loans  in a Pool may be  insured  by the
                                        Federal  Housing   Administration   (the
                                        "FHA")  and/or  (ii) all or a portion of
                                        the Loans may be partially guaranteed by
                                        the Department of Veterans' Affairs (the
                                        "VA").      See      "Certain      Legal
                                        Considerations--Title I Program".

G.  Cross-Support....................   If specified  in the related  Prospectus
                                        Supplement,  the beneficial ownership of
                                        separate  groups of assets included in a
                                        Trust Fund may be  evidenced by separate
                                        classes   of  the   related   Series  of
                                        Securities. In such case, credit support
                                        may  be  provided  by  a   cross-support
                                        feature     which      requires     that
                                        distributions  be made with  respect  to
                                        Securities     evidencing     beneficial
                                        ownership  of one or more  asset  groups
                                        prior to  distributions  to Subordinated
                                        Securities   evidencing   a   beneficial
                                        ownership interest in, or secured by, other asset groups within the same Trust
                                        Fund.

                                        If specified  in the related  Prospectus
                                        Supplement, the coverage provided by one
                                        or more  forms  of  credit  support  may
                                        apply   concurrently   to  two  or  more
                                        separate Trust Funds. If applicable, the
                                        related   Prospectus   Supplement   will
                                        identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements..............    Other  arrangements  as described in the
                                        related Prospectus Supplement including, but not limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

Advances............................    The Master  Servicer and, if applicable,
                                        each mortgage servicing institution that
                                        services  a Loan in a Pool on  behalf of
                                        the Master  Servicer (a  "Sub-Servicer")
                                        may  be  obligated  to  advance  amounts
                                        (each,  an "Advance")  corresponding  to
                                        delinquent   interest  and/or  principal
                                        payments on such Loan until the date, as
                                        specified  in  the  related   Prospectus
                                        Supplement,  following the date on which
                                        the  related   Property  is  sold  at  a
                                        foreclosure  sale or the related Loan is
                                        otherwise liquidated.  Any obligation to
                                        make   Advances   may  be   subject   to
                                        limitations  as specified in the related
                                        Prospectus  Supplement.  If so specified
                                        in the  related  Prospectus  Supplement,
                                        Advances   may  be  drawn  from  a  cash
                                        account available for such purpose as described in such Prospectus Supplement.

                                        Any  such   obligation   of  the  Master
                                        Servicer  or  a  Sub-Servicer   to  make
                                        Advances   may  be   supported   by  the
                                        delivery  to the  Trustee  of a  support
                                        letter from an  affiliate  of the Master
                                        Servicer  or  such  Sub-Servicer  or  an
                                        unaffiliated  third  party  (a  "Support
                                        Servicer")  guaranteeing  the payment of
                                        such Advances by the Master  Servicer or
                                        Sub-Servicer,  as the  case  may be,  as
                                        specified  in  the  related   Prospectus
                                        Supplement.

                                        In  the  event  the   Master   Servicer,
                                        Support Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer, Support Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination................    The   Master   Servicer   or  the  party
                                        specified  in  the  related   Prospectus
                                        Supplement,  including the holder of the
                                        residual  interest in a REMIC,  may have
                                        the option to effect early retirement of
                                        a  Series  of  Securities   through  the
                                        purchase  of the Trust  Fund  Assets and
                                        other  assets in the related  Trust Fund
                                        under  the   circumstances  and  in  the
                                        manner       described      in      "The
                                        Agreements--Termination;        Optional
                                        Termination"  herein and in the  related
                                        Prospectus Supplement.

Legal Investment....................    The   Prospectus   Supplement  for  each
                                        series of Securities will specify which,
                                        if any,  of the  classes  of  Securities
                                        offered  thereby  constitute   "mortgage
                                        related  securities" for purposes of the
                                        Secondary  Mortgage  Market  Enhancement
                                        Act  of  1984   ("SMMEA").   Classes  of
                                        Securities  that  qualify  as  "mortgage
                                        related   securities"   will  be   legal
                                        investments   for   certain   types   of
                                        institutional  investors  to the  extent
                                        provided in SMMEA, subject, in any case,
                                        to  any  other   regulations  which  may
                                        govern investments by such institutional
                                        investors. Institutions whose investment
                                        activities  are  subject  to  review  by
                                        federal  or  state  authorities   should
                                        consult   with  their   counsel  or  the
                                        applicable   authorities   to  determine
                                        whether an  investment  in a  particular
                                        class of Securities (whether or not such
                                        class  constitutes  a "mortgage  related
                                        security")   complies  with   applicable
                                        guidelines,    policy    statements   or
                                        restrictions. See "Legal Investment."

Certain Material
  Federal Income Tax
  Considerations....................    The   material    federal   income   tax
                                        consequences  to  Securityholders   will
                                        vary  depending  on whether  one or more
                                        elections  are made to treat  the  Trust
                                        Fund or specified  portions thereof as a
                                        real estate mortgage  investment conduit
                                        ("REMIC")  under the  provisions  of the
                                        Internal   Revenue  Code  of  1986,   as
                                        amended  (the  "Code").  The  Prospectus
                                        Supplement for each Series of Securities will specify whether such an election will be made. See "Certain Material
                                        Federal Income Tax Considerations".

ERISA Considerations................    A fiduciary of any employee benefit plan
                                        or other  retirement plan or arrangement
                                        subject  to  the   Employee   Retirement
                                        Income  Security Act of 1974, as amended
                                        ("ERISA"),  or the Code should carefully
                                        review with its legal  advisors  whether
                                        the  purchase  or holding of  Securities
                                        could   give   rise  to  a   transaction
                                        prohibited or not otherwise  permissible
                                        under  ERISA  or the  Code.  See  "ERISA
                                        Considerations".   Certain   classes  of
                                        Securities may not be transferred unless
                                        the  Trustee  and  the   Depositor   are
                                        furnished     with    a    letter     of
                                        representation  or an opinion of counsel
                                        to the effect  that such  transfer  will
                                        not  result  in  a   violation   of  the
                                        prohibited   transaction  provisions  of
                                        ERISA and the Code and will not subject the Trustee, the Depositor or the Master
                                        Servicer to additional obligations.  See
                                        "Description of the SecuritiesnGeneral" and "ERISA Considerations".

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

         The  Depositor  does  not  have,  nor  is  it  expected  to  have,  any significant  assets.  Unless  otherwise  specified  in  the  related  Prospectus
Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

         The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

         Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities n Distributions of Interest".

BALLOON PAYMENTS

         Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

         There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

         Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

         The Loans may also be subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

         It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

         If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

         In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

         If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related
Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

LOWER CREDIT QUALITY TRUST FUND ASSETS

         Certain of the Trust Fund Assets underlying or securing, as the case may be, a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional sources of lenders, and customers with a derogatory credit report including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average interest rate charged on such Trust Fund Assets made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different (i.e., greater likelihood of later payments or defaults, less likelihood of prepayments) from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside. See "The Mortgage Pool" in the related Prospectus Supplement.

DELINQUENT TRUST FUND ASSETS

         No more than 20% (by principal balance) of the Trust Fund Assets for any particular Series of Securities will be delinquent by their terms as of the related Cut-off Date.

OTHER CONSIDERATIONS

         There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

         The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.1 The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

----------
1 Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.


         The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan ProgramnUnderwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

         The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

         As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

         If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

         With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

         General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA. The proceeds of the Closed-End Loans may have been applied to the purchase of the related Property.

         The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

         As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

         The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

         Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

         Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

         General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

         The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus
Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

         Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

         Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

         Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

         Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities,
(viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be substituted for those originally underlying the Private Asset Backed Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

         The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

         The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

         Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance);
(ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

         The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

         As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

         Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

         Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

                                    (a)    all  payments  which  were  due on or
                  before the Cut-off Date;

                                    (b)  all   Liquidation   Proceeds   and  all
                  Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

                                    (c) all scheduled  payments of principal and
                  interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

                                    (d) amounts  received on particular Loans as
                  late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

                                    (e) amounts representing  reimbursement,  to
                  the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

                                    (f)  that  portion  of  each  collection  of
                  interest  on a  particular  Loan  in  such  Trust  Fund  which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

                  (iii) if applicable, amounts withdrawn from a Reserve Account;

                  (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

                  (v)  if   applicable,   the  amount  of  prepayment   interest
                  shortfall.

         Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

         With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

         Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

         If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit EnhancementnSubordination".

         Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

         To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

         In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

         The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support
Servicer   agrees  to  provide  funds  on  behalf  of  the  Master  Servicer  or
Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

         Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities" herein.

COMPENSATING INTEREST

         If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

                  (ii)    the amount of such distribution allocable to interest;

                  (iii)    the amount of any Advance;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and
                  (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

                  (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

                  (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

                  (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

                  (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date;

         and

                  (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The AgreementsnHazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

         The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

         A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the LoansnAnti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

         Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

         The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

         Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

         A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance
Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master
Servicer  will not be  required  to expend its own funds to restore  the damaged
Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

         Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

         Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

         Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

         The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

         The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

         Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The AgreementsnCollection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

         When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the SecuritiesnCompensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

         Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

         If the rate at which interest is passed through to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

         Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

         The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

         Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

         The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan ProgramnRepresentations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related
Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

         Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust FundnPrivate Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

         Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "nSub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings
Association  Insurance  Fund  (as  successor  to the  Federal  Savings  and Loan
Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "nSub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

         The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

         The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

                  (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

                  (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

                  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

                  (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan ProgramnRepresentations by Sellers; Repurchases" or "nAssignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "nTermination; Optional Termination" below;

                  (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "nHazard Insurance" below;

                  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

                  (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

         Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "nPayments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "nServicing and Other Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

         The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

         Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the LoansnDue-on-Sale Clauses".
In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

         Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit EnhancementnSpecial Hazard Insurance Policies".

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

         Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

         Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

         Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

         In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

         If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

         In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

         Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class;
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

         So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

         If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66K% of the Percentage Interests of each Class of Notes of such Series.

         Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

         Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS;  OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Considerations" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

         Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

         The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

         The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

         Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (x) overall management of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

         If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act") and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

         General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

         The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States Persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first
Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Services (the "IRS") issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the application of recently finalized regulations under
Section 171 issued December 30, 1997.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the
statutory  and  regulatory  requirements  are  satisfied.   Securities  will  be
designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or
(ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

 . INTEREST SECURITIES

         In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest
Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest
Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series,
"Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing  fees  in  excess  of  reasonable   servicing  fees  ("excess
servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given  the  variety  of  alternatives  for  treatment  of the  Stripped
Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted such gain will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is one year or more. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code a sale or exchange of 50 percent or more of the capital and profits in the issuer entity within a 12-month tax period would cause a deemed contribution of assets of the issuer entity (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Material Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Material Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Material Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

         The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Material Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

         The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Material Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE  TO  THE  COMPLEXITY  OF  THE  FEDERAL   INCOME  TAX  RULES   APPLICABLE  TO
SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.
The Trustee will not be affiliated with the Depositor.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

         The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

                  (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

                  (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

                  (5)      Either:

                                    (i) the  characteristics  of the  Additional
                  Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                                    (ii) an independent  accountant  retained by
                  the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

                  (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

                                    (i) be direct obligations of, or obligations
                  fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                                    (ii) have been  rated  (or the  obligor  has
                  been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("Permitted Investments").

                  (8) The related prospectus or prospectus supplement must describe:

                                    (i)      any   pre-funding  account   and/or
                  capitalized   interest  account  used  in  connection  with  a
                  pre-funding account;

                                    (ii) the duration of the Pre-Funding Period;

                                    (iii) the percentage and/or dollar amount of
                  the Pre-Funding Limit for the trust; and

                                    (iv)  that  the  amounts  remaining  in  the
                  pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

                  (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

                                LEGAL INVESTMENT

         The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.